UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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CISCO SYSTEMS, INC.

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Notice of Annual Meeting of Shareholders and

Proxy

Statement

December 12, 2018 at 10:00 a.m. Pacific Time

Cisco campus in Building 9

260 East Tasman Drive,

San Jose, California 95134

October 17, 2018

Dear Cisco Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cisco Systems, Inc., which will be held on the Cisco campus in Building 9 located at 260 East Tasman Drive, San Jose, California on Wednesday, December 12, 2018 at 10:00 a.m. Pacific Time.

Details of the business to be conducted at the annual meeting are given in the Notice of Annual Meeting of Shareholders and the Proxy Statement. You will find a Proxy Summary starting on the first page of the Proxy Statement, and you will find a map with directions to the annual meeting on the final page of the Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

We look forward to seeing you at the annual meeting.

Charles H. Robbins

Chairman and Chief Executive Officer

San Jose, California

Your Vote is Important

See section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 71 of the Proxy Statement for detailed information regarding voting instructions.

Notice of Annual Meeting of Shareholders

Date	December 12, 2018

Time	10:00 a.m. Pacific Time

Place	Cisco campus in Building 9 260 East Tasman Drive San Jose, California 95134

Record date	October 15, 2018

Items of business

•  To elect to Cisco’s Board of Directors the following nine nominees presented by the Board of Directors: M. Michele Burns, Michael D. Capellas, Mark Garrett, Dr. Kristina M. Johnson, Roderick C. McGeary, Charles H. Robbins, Arun Sarin, Brenton L. Saunders and Steven M. West

•  To approve the amendment and restatement of the Cisco Systems, Inc. Employee Stock Purchase Plan

•  To vote on a non-binding advisory resolution to approve executive compensation

•  To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019

•  To vote upon two proposals submitted by shareholders, if properly presented at the annual meeting

•  To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof

Proxy voting

Whether or not you plan to attend the annual meeting, please vote as soon as possible. Please refer to the section entitled “Information about the Meeting — Voting via the Internet, by Telephone or by Mail” on page 71 of the Proxy Statement for a description of how to vote in advance of the meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at Cisco’s principal executive office.

By Order of the Board of Directors

Evan Sloves

Secretary

San Jose, California

October 17, 2018

Proxy Statement for

2018 Annual Meeting of Shareholders

PROXY SUMMARY

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Wednesday, December 12, 2018, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting. These proxy materials were first sent on or about October 24, 2018 to shareholders entitled to vote at the annual meeting.

This summary highlights selected information about the items to be voted on at the annual meeting and information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote, and you should read the entire proxy statement carefully before voting. For more complete information about these topics, please review our Annual Report on Form 10-K and the entire Proxy Statement.

Annual Meeting Proposals

Proposal	Recommendation of the Board	Page

1 — Election of Directors	FOR each of the nominees	7

2 — Approval of the Amendment and Restatement of the Employee Stock Purchase Plan	FOR	19

3 — Advisory Vote to Approve Executive Compensation	FOR	26

4 — Ratification of Independent Registered Public Accounting Firm	FOR	61

5 — Shareholder Proposal	AGAINST	66

6 — Shareholder Proposal	AGAINST	68

Corporate Governance Highlights

Cisco’s Board of Directors is composed of skilled and diverse directors and has established robust corporate governance practices and policies in order to promote shareholder returns. The Board believes strongly in the value of an independent board of directors. Cisco has established a Lead Independent Director role with broad authority and responsibility, which is currently filled by Ms. Bartz. See the “Corporate Governance” section starting on page 3 for more information on the following:

•	Our corporate governance policies and practices and where you can find key information regarding our corporate governance initiatives

•	Our balanced Board leadership structure and qualifications, including a Lead Independent Director, with currently over 90% of the members being independent

•

Our shareholder engagement during fiscal 2018, during which we engaged with shareholders representing approximately 32% of our outstanding shares on a variety of topics, including our corporate governance and risk management practices, board refreshment, sustainability initiatives, our executive compensation program, and other matters of shareholder interest

Executive Compensation Highlights

Our pay practices align with our pay for performance philosophy and underscore our commitment to sound compensation and governance practices.

Our executive compensation program rewards performance	Compensation philosophy designed to attract and retain, motivate performance and reward achievement
Performance measures aligned with shareholder interests
Majority of annual total direct compensation is performance-based
No dividends on unvested awards
We apply leading executive compensation practices	Independent compensation committee
Independent compensation consultant
Comprehensive annual compensation program risk assessment
Caps on incentive compensation
No employment or severance or change in control agreements
Stock ownership guidelines
Recoupment policy
No single-trigger vesting of equity award grants
No stock option repricing or cash-out of underwater equity awards
“No perks” policy with limited exceptions
No supplemental executive retirement plan or executive defined benefit pension plan
No golden parachute tax gross-ups
Broad anti-pledging and anti-hedging policies

At the 2017 annual meeting, the advisory vote to approve executive compensation, or the say-on-pay proposal, was approved by approximately 94% of shareholder votes. In fiscal 2018, we continued to refine our executive compensation programs to more closely align compensation with company performance:

Change to our Executive Compensation Program	Intended Outcome	When Effective
Further revised our fiscal 2018 formula under the Cisco Systems, Inc. Executive Incentive Plan (“EIP”) to add a maximum average individual performance factor (“IPF”)	Increase the Compensation Committee’s ability to differentiate between the individual performance of our executive officers so long as the average of the IPFs does not exceed the maximum average IPF	Applies to 2018 annual bonuses
Changed the TSR peer group used for the fiscal 2018 equity awards from the S&P 500 Information Technology Index (used for the fiscal 2016 and fiscal 2017 equity awards) to the S&P 500 Index in order to include a broader range of large cap companies and because many of Cisco’s shareholders view Cisco as a S&P 500 Index company rather than as a S&P 500 Information Technology Index company.	Measure Cisco’s TSR performance against a broader range of large cap companies because many consider Cisco to be an S&P 500 Index company rather than as an S&P 500 Information Technology Index company.	Applies to 2018 equity awards

CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

Cisco is committed to shareholder-friendly corporate governance and the Board of Directors has adopted clear corporate policies that promote excellence in corporate governance. We have adopted policies and practices that are consistent with our commitment to transparency and best-in-class practices, as well as to ensure compliance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the listing requirements of Nasdaq, and applicable corporate governance requirements. Key corporate governance policies and practices include:

•	The Board of Directors has held annual elections of directors since Cisco’s initial public offering

•	The Board of Directors has adopted majority voting for uncontested elections of directors

•	A majority of the Board of Directors is independent of Cisco and its management

•	The Board of Directors has a robust Lead Independent Director role

•	The independent members of the Board of Directors meet regularly without the presence of management

•	Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee

•	Shareholders that meet standard eligibility requirements may submit director candidates for election in Cisco’s proxy statement through its proxy access bylaw provision

•	Shareholders have the right to take action by written consent

•	Shareholders have the right to call a special meeting

•	No poison pill

•

All members of the key committees of the Board of Directors — the Audit Committee, the Compensation and Management Development Committee (the “Compensation Committee”), and the Nomination and Governance Committee — are independent

•	The charters of the committees of the Board of Directors clearly establish the committees’ respective roles and responsibilities

•	Cisco has a clear Code of Business Conduct (“COBC”) that is monitored by Cisco’s ethics office and is annually affirmed by its employees

•

Cisco’s ethics office has a hotline available to all employees, and Cisco’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters

•	Cisco has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer

•	Cisco’s internal audit function maintains critical oversight over the key areas of its business and financial processes and controls, and reports directly to Cisco’s Audit Committee

•	Cisco has adopted a compensation recoupment policy that applies to its executive officers

•	Cisco has stock ownership guidelines for its non-employee directors and executive officers

Key information regarding Cisco’s corporate governance initiatives can be found on its website, including Cisco’s corporate governance policies, Cisco’s COBC and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on “Corporate Governance” in the Investor Relations section of the website at investor.cisco.com.

Board Leadership Structure

Cisco’s Board of Directors believes strongly in the value of an independent board of directors. Independent board members have consistently comprised over 75% of the members of Cisco’s Board of Directors. All members of the key board committees — the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee — are independent. Cisco has established a Lead Independent Director role with broad authority and responsibility, as described further below. The independent members of the Board of Directors also meet regularly without management; the Lead Independent Director chairs those meetings. Ms. Bartz currently serves as Lead Independent Director, and Mr. Robbins currently serves as Cisco’s Chairman and Chief Executive Officer (“CEO”).

The Board of Directors believes that it should maintain flexibility to select Cisco’s Chairman and board leadership structure from time to time. Our policies do not preclude the CEO from also serving as Chairman of the Board. Mr. Robbins, our CEO, also serves as Chairman. The Board of Directors believes that this leadership structure with a strong Lead Independent Director provides balance and currently is in the best interest of Cisco and its shareholders. The role given to the Lead Independent Director helps ensure a strong independent and active Board, while Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and his ability to speak as Chairman and CEO provides strong unified leadership for Cisco. In addition, the role as Lead Independent Director includes facilitating the Board’s performance evaluation of the CEO in conjunction with the Compensation Committee.

Cisco policy provides that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday. Under this policy, Ms. Bartz is not eligible for re-election at the 2018 Annual Meeting. On October 3, 2018, the Board of Directors designated Mr. Capellas to succeed Ms. Bartz as Lead Independent Director effective upon Mr. Capellas’ re-election to the Board of Directors. The Board of Directors considered Mr. Capellas’ demonstrated leadership during his tenure as a member of the Board of Directors, and also his leadership as chair of both the Finance and Acquisition Committees, and believes that Mr. Capellas’ ability to act as a strong Lead Independent Director provides balance in Cisco’s leadership structure and will be in the best interest of Cisco and its shareholders.

The Lead Independent Director is elected by and from the independent directors. Each term of service in the Lead Independent Director position is one year, and the Lead Independent Director has the following responsibilities, as set forth in the Board of Directors’ corporate governance policies:

•	authority to call meetings of the independent directors

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including sessions of the independent directors

•	serving as principal liaison between the independent directors and the Chairman and CEO

•	communicating from time to time with the Chairman and CEO and disseminating information to the rest of the Board of Directors as appropriate

•	providing leadership to the Board of Directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict

•

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity and timeliness of such information)

•	being available, as appropriate, for consultation and direct communication with major shareholders

•	presiding over the annual self-evaluation of the Board of Directors

Shareholder Engagement

At Cisco, we recognize the importance of regular and transparent communication with our shareholders. Each year, we continually engage with a significant portion of shareholders that include our top institutional investors. In fiscal 2018, we held meetings and conference calls with investors representing approximately 32% of our outstanding shares. We engaged with these shareholders on a variety of topics, including our corporate governance and risk management practices, board refreshment, sustainability initiatives, our executive compensation program, and other matters of shareholder interest.

Board Refreshment

Cisco regularly evaluates the need for board refreshment. The Nomination and Governance Committee, and the Board of Directors, are focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the shaping of Cisco’s business strategy. During fiscal 2018, the Board of Directors appointed Mark Garrett to the Board upon the recommendation of the Nomination and Governance Committee. For more information on the skills and experience of Mr. Garrett, see “Proposal No. 1 — Election of Directors.”

Cisco policy also provides that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday. Under this policy, Ms. Bartz will not be eligible for re-election at the 2018 Annual Meeting, and Mr. McGeary will not be eligible for re-election at the 2020 annual meeting.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews the appropriate skills and characteristics required of board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on the Board of Directors. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill.

Current Directors	Leadership	Technology	Financial Experience	Global Business	Gender/ Ethnic Diversity	Sales and Marketing	Academia	Public Company Board Experience
Carol A. Bartz
M. Michele Burns
Michael D. Capellas
Mark Garrett
Dr. John L. Hennessy
Dr. Kristina M. Johnson
Roderick C. McGeary
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West

The first graph below summarizes key qualifications, skills and attributes that we believe are most relevant to the decision to nominate candidates to serve on the Board of Directors and the prevalence of those characteristics on Cisco’s current Board. The Nomination and Governance Committee, and the Board, will also regularly evaluate the key qualifications, skills and attributes required in order to effectively refresh the Board with engaged and dynamic leaders with a proven business track record who will bring fresh perspectives to the Board while maintaining the productive working dynamics and collegiality of the Board. The second graph below shows tenure of Cisco’s Board.

See the “Board of Directors — Proposal No. 1 — Election of Directors — Board Meetings and Committees — Nomination and Governance Committee” section in this Proxy Statement for more information on the process and procedures related to the Board nomination process.

Proxy Access

During the summer of 2016, Cisco engaged in extensive outreach with investors representing over 34% of shares outstanding to discuss Cisco’s potential adoption of proxy access, among other governance matters. Substantially all of the shareholders Cisco engaged with supported the basic elements of Cisco’s proposed bylaw amendments. The detailed feedback received from shareholders was reported to Cisco’s Nomination and Governance Committee and to the Board of Directors. Following a robust review of that feedback, corporate governance best practices and trends, and Cisco’s particular facts and circumstances, in July 2016, the Board of Directors adopted amendments to Cisco’s bylaws to allow a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years a number of Cisco shares that constitutes at least 3% of Cisco’s outstanding shares, to nominate and include in Cisco’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The amended bylaws specifically allow funds under common management to be treated as a single shareholder, and permit share lending with a five day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.

Public Policy Engagements

Information about Cisco’s public policy engagement approach, including its policy priorities, the limitations it imposes on itself relating to public policy-related activities, and the manner in which it discloses its public policy efforts, is disclosed on Cisco’s public website on a webpage entitled “Government Affairs”: https://www.cisco.com/c/en/us/about/government-affairs.html. In part as a result of proactive engagement with its shareholders, Cisco regularly reviews and updates this webpage. For example, in fiscal 2019 Cisco expanded disclosure around payments to trade associations and provided a list of political action committee contributions. Also, in fiscal 2017 Cisco included links to its federal lobbying disclosure reports.

Shareholder Communications with the Board of Directors

Shareholders may communicate with Cisco’s Board of Directors through Cisco’s Secretary by sending an email to bod@cisco.com, or by writing to the following address: Board of Directors, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Shareholders also may communicate with Cisco’s Compensation Committee through Cisco’s Secretary by sending an email to compensationcommittee@cisco.com, or by writing to the following address: Compensation and Management Development Committee, c/o Secretary, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134. Cisco’s Secretary will forward all correspondence to the Board of Directors or the Compensation Committee, except for spam, junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Cisco’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Cisco for review and possible response.

BOARD OF DIRECTORS

Proposal No. 1 — Election of Directors

The names of persons who are nominees for director and their current positions and offices with Cisco are set forth in the table below. The proxy holders intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. Each of the current directors, other than Carol A. Bartz and Dr. John L. Hennessy, has been nominated for election by the Board of Directors upon recommendation by the Nomination and Governance Committee and has decided to stand for election. Ms. Bartz was not eligible to be renominated for election under Cisco’s age limit policy. The policy provides that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday. Dr. Hennessy has notified Cisco and its Board of Directors of his decision not to stand for re-election at the 2018 Annual Meeting of Shareholders. Ms. Bartz and Dr. Hennessy intend to serve on the Board of Directors through the date of the annual meeting. The authorized number of directors is presently eleven, and in connection with the election of directors at the annual meeting the authorized number of directors is being reduced to nine.

The Board of Directors appointed Mark Garrett to the Board in April 2018 upon the recommendation of the Nomination and Governance Committee. Mr. Garrett was brought to the attention of the Nomination and Governance Committee as a potential candidate by one of Cisco’s independent, non-management directors. The Nomination and Governance Committee also utilized a third-party search firm.

Director Nominees	Positions and Offices Held with Cisco	Age	Director Since	Other Public Company Boards
M. Michele Burns	Director	60	2003	3
Michael D. Capellas	Director	64	2006	1
Mark Garrett	Director	60	2018	2
Dr. Kristina M. Johnson	Director	61	2012	1
Roderick C. McGeary	Director	68	2003	2
Charles H. Robbins	Chairman and CEO	52	2015	1
Arun Sarin	Director	63	2009	2
Brenton L. Saunders	Director	48	2017	1
Steven M. West	Director	63	1996	—

Business Experience and Qualifications of Nominees

Ms. Burns, 60, has been a member of the Board of Directors since November 2003. She has served as the Center Fellow and Strategic Advisor to the Stanford Center on Longevity at Stanford University since August 2012. She served as the Chief Executive Officer of the Retirement Policy Center sponsored by Marsh & McLennan Companies, Inc. from October 2011 to February 2014. From September 2006 to October 2011, Ms. Burns served as Chairman and Chief Executive Officer of Mercer LLC, a global leader for human resources and related financial advice and services. She assumed that role after joining Marsh & McLennan Companies, Inc. in March 2006 as Chief Financial Officer. From May 2004 to January 2006, Ms. Burns served as Chief Financial Officer and Chief Restructuring Officer of Mirant Corporation, where she successfully helped Mirant restructure and emerge from bankruptcy. In 1999, Ms. Burns joined Delta Air Lines, Inc. assuming the role of Chief Financial Officer in 2000 and holding that position through April 2004. She began her career in 1981 at Arthur Andersen LLP and became a partner in 1991. Ms. Burns also currently serves on the boards of directors of Anheuser-Busch InBev SA/NV, Etsy, Inc. and The Goldman Sachs Group, Inc. She previously served as a director of Wal-Mart Stores, Inc., ending in 2013 and Alexion Pharmaceuticals, Inc., ending in 2018.

Ms. Burns provides to the Board of Directors expertise in corporate finance, accounting and strategy, including experience gained as the chief financial officer of three public companies. Through her experience gained as chief executive officer of Mercer, she brings expertise in global and operational management, including a background in organizational leadership and human resources. Ms. Burns also has experience serving as a public company outside director.

Mr. Capellas, 64, has been a member of the Board of Directors since January 2006. He has served as founder and Chief Executive Officer of Capellas Strategic Partners since November 2012. He served as Chairman of the Board of VCE Company, LLC from January 2011 until November 2012 and as Chief Executive Officer of VCE from May 2010 to September 2011. Mr. Capellas was the Chairman and Chief Executive Officer of First Data Corporation from September 2007 to March 2010. From November 2002 to January 2006, he served as Chief Executive Officer of MCI, Inc. (“MCI”), previously WorldCom. From November 2002 to March 2004, he was also Chairman of the Board of WorldCom, and he continued to serve as a member of the board of directors of MCI until January 2006. Mr. Capellas left MCI as planned in early January 2006 upon its acquisition by Verizon Communications Inc. Previously, Mr. Capellas was President of Hewlett-Packard Company from May 2002 to November 2002. Before the merger of Hewlett-Packard and Compaq Computer Corporation in May 2002, Mr. Capellas was President and Chief Executive Officer of Compaq, a position he had held since July 1999, and Chairman of the Board of Compaq, a position he had held since September 2000. Mr. Capellas held earlier positions as Chief Information Officer and Chief Operating Officer of Compaq. Mr. Capellas also currently serves as the chairman of the board of directors of Flex Ltd. He previously served as a director of MuleSoft, Inc., ending in 2018.

Mr. Capellas brings to the Board of Directors experience in executive roles and a background of leading global organizations in the technology industry. Through this experience, he has developed expertise in several valued areas including strategic product development, business development, sales, marketing, and finance.

Mr. Garrett, 60, has been a member of the Board of Directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated from February 2007 to April 2018. From January 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation. From August 2002 to January 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett also currently serves on the board of directors of GoDaddy Inc. and Pure Storage, Inc. He previously served as a director of Informatica Corporation, ending in 2015 and Model N, Inc., ending in 2016.

Mr. Garrett brings to the Board of Directors extensive history of leadership in finance and accounting in the technology industry, including experience in the transformation and transition to the cloud. Mr. Garrett also has experience as a public company outside director.

Dr. Johnson, 61, has been a member of the Board of Directors since August 2012. Dr. Johnson has served as the chancellor of the State University of New York since September 2017. From January 2015 to September 2017, Dr. Johnson served as the Chief Executive Officer of Cube Hydro Partners, LLC, a clean energy company, and a joint venture between Enduring Hydro, a company she founded in January 2011 and I Squared Capital, a private equity firm. From May 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. She holds 119 U.S. and international patents and has received the John Fritz Medal, widely considered the highest award given in the engineering profession. Dr. Johnson was inducted into the National Inventors Hall of Fame in 2015 and she is also a member of the National Academy of Engineering. Dr. Johnson also currently serves on the board of directors of The AES Corporation. She previously served as a director of Boston Scientific Corporation, ending in 2017.

Dr. Johnson brings to the Board of Directors an engineering background as well as expertise in science, technology, business, education and government. In addition, she has leadership and management experience, both in an academic context as chancellor, provost and dean of nationally recognized academic institutions and in a corporate context as a board member of public technology companies.

Mr. McGeary, 68, has been a member of the Board of Directors since July 2003. He served as Chairman of Tegile Systems, Inc. from June 2010 to June 2012. From November 2004 to December 2009, he served as Chairman of the Board of BearingPoint, Inc. and also was interim Chief Executive Officer of BearingPoint from November 2004 to March 2005. BearingPoint filed for protection under Chapter 11 of the U.S. Bankruptcy Code in February 2009 and its plan under Chapter 11 was declared effective as of December 30, 2009. Mr. McGeary served as Chief Executive Officer of Brience, Inc. from July 2000 to July 2002. From April 2000 to June 2000, he served as a Managing Director of KPMG Consulting LLC, a wholly owned subsidiary of BearingPoint, Inc. (formerly KPMG Consulting, Inc.). From August 1999 to April 2000, he served as Co-President and Co-Chief Executive Officer of BearingPoint, Inc. From January 1997 to August 1999, he was employed by KPMG LLP as its Co-Vice Chairman of Consulting. Prior to 1997, he served in several capacities with KPMG LLP, including audit partner for technology clients. Mr. McGeary is a Certified Public Accountant and holds a B.S. degree in Accounting from Lehigh University. Mr. McGeary also currently serves on the boards of directors of PACCAR Inc. and Raymond James Financial, Inc.

Mr. McGeary brings to the Board of Directors a combination of executive experience in management and technology consulting. He also has expertise in leading talented teams, and skills in finance, accounting and auditing with technology industry experience.

Mr. Robbins, 52, has been a member of the Board of Directors since May 2015. He has served as Chief Executive Officer since July 2015. He joined Cisco in December 1997, from which time until March 2002 he held a number of managerial positions within Cisco’s sales organization. Mr. Robbins was promoted to Vice President in March 2002, assuming leadership of Cisco’s U.S. channel sales organization. Additionally, in July 2005 he assumed leadership of Cisco’s Canada channel sales organization. In December 2007, Mr. Robbins was promoted to Senior Vice President, U.S. Commercial, and in August 2009 he was appointed Senior Vice President, U.S. Enterprise, Commercial and Canada. In July 2011, Mr. Robbins was named Senior Vice President, Americas. In October 2012, Mr. Robbins was promoted to Senior Vice President, Worldwide Field Operations, in which position he served until assuming the role of Chief Executive Officer. Mr. Robbins also currently serves on the board of directors of BlackRock, Inc.

Mr. Robbins brings to the Board of Directors extensive industry, company and operational experience acquired from having served as Cisco’s CEO since 2015, and prior to that from having led Cisco’s global sales and partner teams. He has a thorough knowledge of Cisco’s segments, technology areas, geographies and competition. He has a proven track record of driving results and played a key role in leading and executing many of Cisco’s investments and strategy shifts to meet its growth initiatives.

Mr. Sarin, 63, has been a member of the Board of Directors since September 2009 and previously served on the Board of Directors from September 1998 to July 2003. In April 2003, he became CEO designate of Vodafone Group Plc and served as its Chief Executive Officer from July 2003 to July 2008. He also served as a member of the board of directors of that company from 1999 to 2008. From July 2001 to January 2003, he was Chief Executive Officer of Accel-KKR Telecom. He was the Chief Executive Officer of InfoSpace, Inc., and a member of its board of directors from April 2000 to January 2001. He was the Chief Executive Officer of the USA/Asia Pacific Region for Vodafone AirTouch Plc from July 1999 to April 2000. From February 1997 to July 1999, he was the President of AirTouch Communications, Inc. Prior to that, from April 1994 to February 1997, he served as President and Chief Executive Officer of AirTouch International. Mr. Sarin joined AirTouch Communications, Inc. in 1994 as Senior Vice President Corporate Strategy and Development upon its demerger from Pacific Telesis Group, which he joined in 1984. Mr. Sarin also currently serves on the boards of directors of Accenture plc and The Charles Schwab Corporation. Mr. Sarin served as a Senior Advisor at Kohlberg Kravis Roberts & Co. from October 2009 to October 2014. He previously served as a director of Safeway, Inc., ending in 2015 and Blackhawk Network Holdings, Inc., ending in 2018. In 2010, Mr. Sarin was named an Honorary Knight of the British Empire for services to the communications industry.

Mr. Sarin provides to the Board of Directors a telecommunications industry and technology background, as well as leadership skills, including through his global chief executive experience at Vodafone Group Plc. He also provides an international perspective as well as expertise in general management, finance, marketing and operations. Mr. Sarin also has experience as a director, including service as an outside board member of companies in the information technology, banking, financial services, and retail industries.

Mr. Saunders, 48, has been a member of the Board of Directors since March 2017. Mr. Saunders has served as CEO and President of Allergan plc since July 2014. He has been a board member of Allergan plc since July

2014 and has served as its Chairman since October 2016. He previously served as Chief Executive Officer and President of Forest Laboratories, Inc. from October 2013 until July 2014 and had served as a board member of Forest Laboratories, Inc. beginning in 2011. In addition, Mr. Saunders served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, from March 2010 until August 2013. From 2003 to 2010 Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named head of integration for the company’s merger with Merck & Co. and for Schering-Plough’s acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of Compliance Business Advisory Group at PricewaterhouseCoopers LLP from 2000 to 2003. Prior to that, he was Chief Risk Officer at Coventry Health Care and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System.

Mr. Saunders brings to the Board of Directors his extensive leadership experience, including as chief executive officer of two global healthcare companies in addition to financial, strategic and operational experience. He is a natural innovator and leader with a deep understanding of business transformation.

Mr. West, 63, has been a member of the Board of Directors since April 1996. He is a founder and partner of Emerging Company Partners LLC, which was formed in January 2004 and is a capital investor and provider of advisory services for technology firms. He served as Chief Operating Officer of nCUBE Corporation, a provider of on-demand media systems, from December 2001 to July 2003. Prior to joining nCUBE, he was the President and Chief Executive Officer of Entera, Inc. from September 1999 until it was acquired by Blue Coat Systems, Inc. (formerly CacheFlow Inc.) in January 2001. From June 1996 to September 1999, he was President and Chief Executive Officer of Hitachi Data Systems, a joint venture computer hardware and services company owned by Hitachi, Ltd. and Electronic Data Systems Corporation. Prior to that, Mr. West was at Electronic Data Systems Corporation from November 1984 to June 1996. Mr. West previously served as a director of Autodesk, Inc., ending in 2016.

Mr. West’s experience in the information technology industry includes a variety of leadership and strategic positions, which have provided him with accumulated expertise in operational management, strategy, finance, and experience as an outside board member and audit committee member. Mr. West is a member of the National Association of Corporate Directors and was named to the NACD Directorship 100 in 2018. He is also a frequent speaker on audit committee and cybersecurity related issues. In addition, Mr. West has knowledge of Cisco acquired through more than 20 years of service on the Board of Directors.

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate the candidates to serve on the Board of Directors. A mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not mean the director nominee does not possess that qualification or skill. Each director nominee biography above in this section describes each nominee’s qualifications and relevant experience in more detail.

Director Nominees	Leadership	Technology	Financial Experience	Global Business	Gender/ Ethnic Diversity	Sales and Marketing	Academia	Public Company Board Experience
M. Michele Burns
Michael D. Capellas
Mark Garrett
Dr. Kristina M. Johnson
Roderick C. McGeary
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West

Independent Directors

Upon recommendation of the Nomination and Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Robbins is independent under the criteria established by Nasdaq for director independence. All members of each of Cisco’s Audit, Compensation and Management Development, and Nomination and Governance committees are independent directors. In addition, upon recommendation of the Nomination and Governance Committee, the Board of Directors has determined that the members of the Audit Committee and the members of the Compensation Committee meet the additional independence criteria required for membership on those committees under applicable Nasdaq listing standards.

The Nasdaq criteria include a subjective test and various objective standards, such as that the director is not an employee of Cisco. Mr. Robbins is not deemed independent because he is a Cisco employee. The subjective test under Nasdaq criteria for director independence requires that each independent director not have a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board of Directors was made in the context of the objective standards referenced above. In making its independence determinations, the Board of Directors generally considers commercial, financial services, charitable, and other transactions and other relationships between Cisco and each director and his or her family members and affiliated entities. For example, the Nomination and Governance Committee reviewed, for each independent director, the amount of all transactions between Cisco and other organizations where such directors serve as executive officers or directors, none of which exceeded 1% of the recipient’s annual revenues during the relevant periods, except as described below.

For each of the independent directors, the Board of Directors determined based on the recommendation of the Nomination and Governance Committee that none of the transactions or other relationships exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors considered a relationship that did not exceed Nasdaq objective standards but was identified by the Nomination and Governance Committee for further consideration under the subjective test. Mr. Capellas is a member of the board of directors of Flex Ltd. Cisco has ordinary course commercial relationships with Flex Ltd., including design, manufacturing and after-market services, and payments by Cisco to Flex Ltd. exceeded 1% of the annual revenues of Flex Ltd. The Board of Directors determined that this relationship would not interfere with the exercise of independent judgment by Mr. Capellas in carrying out his responsibilities as a director.

The Role of the Board of Directors in Risk Oversight

We believe that risk is inherent in innovation and the pursuit of long-term growth opportunities. Cisco’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of Cisco’s risk management. With the oversight of the Board of Directors, Cisco has implemented practices and programs designed to help manage the risks to which we are exposed in our business and to align risk-taking appropriately with our efforts to increase shareholder value.

Cisco’s management has implemented an enterprise risk management (“ERM”) program designed to work across the business to identify, assess, govern and manage risks and Cisco’s response to those risks. Cisco’s internal audit function performs an annual risk assessment which is utilized as part of the ERM program. The structure of the ERM program includes both an ERM operating committee that focuses on risk management-related topics, as well as, an ERM executive committee consisting of members of senior management. The ERM operating committee conducts global risk reviews and generally provides biannual updates to the ERM executive committee.

The Audit Committee, which oversees our financial and risk management policies, including data protection (comprising both privacy and security), receives regular reports on ERM from the chair of the ERM operating committee mentioned above and regular reports on cybersecurity from Cisco’s Chief Security and Trust Officer. As part of its responsibilities and duties, the Audit Committee reviews Cisco’s policies and programs for addressing data protection, including both privacy and security, including with respect to (a) Cisco’s products and services, (b) Cisco’s servers, data centers and cloud based solutions on which Cisco’s data, and data of its customers, suppliers and business partners are stored and/or processed, and (c) the cloud-based services provided by or enabled by Cisco. The Committee provides updates to the Board of Directors, at least annually, on such review.

As part of the overall risk oversight framework, other committees of the Board of Directors also oversee certain categories of risk associated with their respective areas of responsibility. For example, the Finance Committee oversees matters related to risk management policies and programs addressing currency, interest rate, equity, and insurance risk, as well as Cisco’s customer and channel partner financing activities, investment policy and certain risk management activities of Cisco’s treasury function. The Compensation Committee oversees compensation-related risk management, as discussed in the “Board of Directors — Board Meetings and Committees — Compensation and Management Development Committee” and “Compensation Committee Matters — Compensation Discussion and Analysis” (“CD&A”) sections in this Proxy Statement.

Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions among the Board and with Cisco’s senior management on many core subjects, including strategy, operations, information systems, finance, and legal and public policy matters, in which risk oversight is an inherent element. The Board of Directors believes that the leadership structure described above in the “Board Leadership Structure” section facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through its committees, including the independent Audit Committee, to participate actively in the oversight of management’s actions.

Board Meetings and Committees

During fiscal 2018, the Board of Directors held 6 meetings. During this period, all of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, during the period for which each such director served. Cisco’s directors are strongly encouraged to attend the annual meeting of shareholders. All twelve of Cisco’s directors who were then serving on the Board of Directors attended last year’s annual meeting.

Cisco has five standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee, the Acquisition Committee, and the Finance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Corporate Governance,” and then clicking on “Committees,” in the Investor Relations section of our website at investor.cisco.com.

The members of the committees and their independence status, as of the date of this Proxy Statement, and the number of committee meetings during fiscal 2018 are identified in the following table.

Directors	Independent	Audit Committee	Compensation Committee	Nomination and Governance Committee	Acquisition Committee	Finance Committee
Carol A. Bartz				Chair
M. Michele Burns
Michael D. Capellas					Chair	Chair
Mark Garrett
Dr. John L. Hennessy
Dr. Kristina M. Johnson
Roderick C. McGeary			Chair
Charles H. Robbins
Arun Sarin
Brenton L. Saunders
Steven M. West		Chair
Number of Committee Meetings		15	8	5	8	9

Audit Committee

The Audit Committee is directly responsible for the appointment, retention and oversight of the independent accountants. The Audit Committee is also responsible for reviewing the financial information which will be provided to shareholders and others, including the quarterly and year-end financial results, reviewing the system of internal controls which management and the Board of Directors have established, reviewing Cisco’s financial and risk management policies, including data protection (comprising both privacy and security), appointing, retaining and overseeing the performance of the independent registered public accounting firm, overseeing Cisco’s accounting and financial reporting processes and the audits of Cisco’s financial statements, pre-approving audit and permissible non-audit services provided by the independent registered public accounting firm, overseeing and reviewing related party transactions, and establishing procedures for the receipt, retention, and treatment of complaints received by Cisco regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee reviews the responsibilities and activities of each of the Governance, Risk and Controls Department, and the Compliance Office. The Audit Committee also meets separately in periodic executive sessions with each of management, the head of Cisco’s internal audit function, and the independent registered public accounting firm. The Board of Directors has determined that each of Ms. Burns, Mr. Garrett and Mr. McGeary is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. Each member of this committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards.

Compensation and Management Development Committee

The Compensation Committee’s responsibility is to review the performance and development of Cisco’s management in achieving corporate goals and objectives and to assure that Cisco’s executive officers are compensated effectively in a manner consistent with Cisco’s strategy, competitive practice, sound corporate governance principles and shareholder interests. Toward that end, this committee reviews and approves Cisco’s compensation to executive officers. The Compensation Committee also reviews matters related to succession planning, including review and approval of CEO succession planning. Each member of this committee is an independent director under applicable Nasdaq listing standards, including the additional independence requirements specific to compensation committee membership, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s responsibilities and duties include an annual review and approval of Cisco’s compensation strategy to help ensure that it promotes shareholder interests and supports Cisco’s strategic and tactical objectives, and that it provides appropriate rewards and incentives for management and employees, including review of compensation-related risk management. For fiscal 2018, the Compensation Committee performed these oversight responsibilities and duties by, among other things, conducting an evaluation of the design of our executive compensation program, in light of our risk management policies and programs. For additional information regarding the Compensation Committee’s risk management review, see the “Executive Compensation Governance Components” section of the CD&A.

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to help the Compensation Committee establish and implement its compensation philosophy, to evaluate compensation proposals recommended by management, and to provide advice and recommendations on competitive market practices and specific compensation decisions for executive officers and directors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the CEO and the Human Resources Department present compensation and benefit proposals to the Compensation Committee. FWC works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. FWC performs no other consulting or other services for Cisco and, to date, has not undertaken any projects for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the CD&A.

The Compensation Committee makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for Cisco’s executive officers. Generally, the Compensation Committee annually reviews the market practice for non-employee director compensation for companies in Cisco’s peer group in consultation with FWC and assesses whether Cisco’s non-employee director compensation program continues to be competitive with the market for qualified directors, incorporates best practices and aligns the interests of our non-employee directors with the long-term interests of our shareholders.

Nomination and Governance Committee

The Nomination and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning Cisco’s corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. Each member of this committee is an independent director under applicable Nasdaq listing standards.

As part of its consideration of director succession, the Nomination and Governance Committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. Additionally, due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. The brief biographical description of each nominee and the matrix set forth in the “Board of Directors — Proposal No. 1 — Election of Directors — Business Experience and Qualifications of Nominees” section includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time.

Shareholders may recommend a director nominee to Cisco’s Nomination and Governance Committee. In recommending candidates for election to the Board of Directors, the Nomination and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nomination and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nomination and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2019 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 26, 2019 and August 25, 2019 (or, if the 2019 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2018 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2019 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 27, 2019 and June 26, 2019 (or, if the 2019 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2018 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2019 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2019 annual meeting) at the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

For more detailed information on how to recommend a prospective nominee for the Nomination and Governance Committee’s consideration or to submit a nominee for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, see the “Information About the Meeting — Shareholder Proposals and Nominations for 2019 Annual Meeting of Shareholders” section.

Acquisition Committee

The Acquisition Committee reviews acquisition strategies and opportunities with management. The Acquisition Committee also approves certain acquisitions and investment transactions, and makes recommendations to the Board of Directors.

Finance Committee

The Finance Committee reviews and approves Cisco’s global investment policy; oversees Cisco’s stock repurchase programs; and reviews minority investments, fixed income assets, insurance risk management policies and programs, tax programs, currency, interest rate and equity risk management policies and programs, and capital structure and capital allocation strategy. This committee is also authorized to approve the issuance of debt securities, certain real estate acquisitions and leases, and charitable contributions made on behalf of Cisco.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid and equity awards granted to these directors in fiscal 2018. Non-employee directors typically do not receive forms of remuneration or benefits other than those described below, but are reimbursed for their expenses in attending meetings. Cisco’s non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors.

Director Compensation Highlights

•	Meeting fees for committee service to differentiate individual pay based on workload.

•	Emphasis on equity in the overall compensation mix.

•	Full-value equity grants under a fixed-value annual grant policy with immediate vesting.

•	A robust stock ownership guideline set at five times the annual cash retainer to support shareholder alignment.

•	Flexible deferral provisions to facilitate stock ownership.

•

Governance limit of $800,000 on the total value of cash and equity compensation that may be paid or granted to a non-employee director each fiscal year, which allows Cisco to stay within reasonable bands of what the market requires.

Fiscal 2018 Cash Compensation

Our non-employee director cash compensation program during fiscal 2018 consisted of the following:

•	Annual retainer of $75,000 for each non-employee director;

•	Additional annual retainer fee of $35,000 for serving as Lead Independent Director;

•	Additional annual retainer fee of $25,000 for serving as chair of the Audit Committee;

•	Additional annual retainer fee of $20,000 for serving as chair of the Compensation Committee;

•	Additional annual retainer fee of $15,000 for serving as chair of the Nomination and Governance Committee; and

•	Additional fee of $2,000 to each committee member for each standing committee meeting attended.

A non-employee director may instead elect to receive his or her regular annual cash retainer in fully vested shares of Cisco common stock, fully vested deferred stock units or a deferred cash payment under the Cisco Systems, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Dividend equivalents accrue on fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board. The annual retainers are pro-rated for non-employee directors who are appointed after an annual meeting.

Fiscal 2018 Equity Compensation

Non-employee directors receive annual grants under the 2005 Stock Incentive Plan pursuant to an equity grant policy. The 2005 Stock Incentive Plan currently provides that grants to any non-employee director may not exceed 50,000 shares for any fiscal year.

The Board of Directors’ policy regarding initial equity grants for new non-employee directors and annual equity grants for elected non-employee directors provides for the following:

•

An initial equity grant for non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to a pro rata portion of $215,000 based on the portion of the year of the new non-employee director’s board service.

•	An annual equity grant for elected non-employee directors consisting of fully vested shares of Cisco common stock with a fair value equal to $215,000.

A non-employee director may elect to receive his or her initial and annual grants in the form of fully vested deferred stock units that are settled in shares after the non-employee director leaves the board. Dividend equivalents accrue on the fully vested deferred stock units and are subject to the same conditions and restrictions as the deferred stock units to which they attach and will settle in shares after the non-employee director leaves the board.

Fiscal 2018 Total Director Compensation

The following table provides information as to compensation earned by the non-employee directors during fiscal 2018.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Carol A. Bartz	$149,000	(3)	$214,967	—	—	$363,967
M. Michele Burns	$139,000		$214,967	—	—	$353,967
Michael D. Capellas	$109,000	(3)	$214,967	—	—	$323,967
Amy L. Chang (4)	$79,000		$214,967	—	—	$293,967
Mark Garrett	$50,000		$143,325	—	—	$193,325
Dr. John L. Hennessy	$101,000		$214,967	—	—	$315,967
Dr. Kristina M. Johnson	$101,000		$214,967	—	—	$315,967
Roderick C. McGeary	$141,000		$214,967	—	—	$355,967
Arun Sarin	$119,000		$214,967	—	—	$333,967
Brenton L. Saunders	$83,000		$214,967	—	—	$297,967
Steven M. West	$148,000		$214,967	—	—	$362,967

(1)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of the shares issued pursuant to the 2005 Stock Incentive Plan.

Each non-employee director who had served as a non-employee director prior to the 2017 annual meeting and who was elected at the 2017 annual meeting received 5,663 fully vested shares on December 11, 2017. Ms. Chang, Dr. Hennessy, Dr. Johnson, Mr. Sarin and Mr. Saunders each elected to receive their annual equity award in the form of fully vested deferred stock units.

In connection with his appointment to the board on April 12, 2018, Mr. Garrett received an initial equity award covering 3,307 fully vested shares.

None of the non-employee directors held any unvested stock awards as of July 28, 2018.

(2)	No stock options were awarded to non-employee directors in fiscal 2018 and there were no stock options outstanding as of July 28, 2018.

(3)

Includes the value of fully vested shares of Cisco common stock received in lieu of the non-employee director’s regular annual cash retainer based on the fair market value of the shares on December 11, 2017, the date the regular annual cash retainer would otherwise have been paid. Based on the prior election by each director, Ms. Bartz and Mr. Capellas each received 1,975 shares with a value of $74,971 based on the closing share price of Cisco common stock on December 11, 2017.

(4)	Ms. Chang served on the Board of Directors through May 1, 2018.

Non-Employee Director Stock Ownership

Cisco’s corporate governance policies include stock ownership guidelines for non-employee directors. These guidelines call for each non-employee director to own shares of Cisco’s common stock having a value equal to at least five times the non-employee director’s regular annual cash retainer, with a five-year period from the date of his or her appointment to attain that ownership level. To facilitate share ownership, non-employee directors may elect to receive, in lieu of all or a specified portion of their regular annual cash retainer, either fully vested shares of Cisco common stock or deferred stock units that would be settled in shares after the non-employee director leaves the board, based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid. Any shares (or shares subject to deferred stock units) received in lieu of any portion of a regular annual cash retainer do not count against the limit on the total number of shares that may be granted to a non-employee director during any fiscal year. The shares issued are granted under the 2005 Stock Incentive Plan.

For information on non-employee director elections to receive fully vested shares (or shares subject to deferred stock units) in lieu of cash with respect to the fiscal 2018 annual cash retainer, please see the table above entitled “Director Compensation” and the accompanying footnotes.

Fiscal 2019 Director Compensation

Each year FWC conducts an independent review of Cisco’s non-employee director compensation program on behalf of the Compensation Committee. The Compensation Committee, having been advised by FWC, recommended modifications to compensation for non-employee directors in order to maintain the median competitive positioning of overall compensation relative to the market. On August 9, 2018, the Board of Directors approved the following modifications to be effective as of the date of the 2018 Annual Meeting:

•	The annual cash retainer fee for non-employee directors was increased from $75,000 to $80,000;

•	Each of the initial and annual equity grant for non-employee directors was increased from a fair value of $215,000 to $225,000; and

•	The additional annual retainer fee for serving as Lead Independent Director was increased from $35,000 to $40,000.

There were no other significant changes to the terms of the compensation for non-employee directors, including no changes to vesting, proration and deferral.

Vote Required

Cisco’s bylaws and corporate governance policies provide for a majority voting standard in uncontested elections of directors. As such, in an election where the Board of Directors has determined that the number of nominees for director does not exceed the number of directors to be elected, a nominee for director will be elected to the Board of Directors to serve until the next annual meeting of shareholders, and until his or her successor has been duly elected and qualified, if the number of shares voted for the nominee exceeds the number of shares voted against the nominee and also represents the affirmative vote of a majority of the required quorum. The required quorum for a meeting of Cisco shareholders is a majority of the outstanding shares of common stock. The majority voting standard would not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In that case, the nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting would be elected.

The majority voting standard will apply to the election taking place at the meeting. Consequently, in order to be elected, a nominee must receive more votes “for” than “against” and the number of votes “for” must be at least a majority of the required quorum. Proxies may not be voted for more than nine directors, and shareholders may not cumulate votes in the election of directors. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director. If you hold shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote so that your vote can be counted on this proposal.

Should any of the nominees fail to receive the vote required to be elected in accordance with Cisco’s bylaws, the term of his or her service as a director will end on the date that is the earlier of 90 days after the date on which the voting results are determined pursuant to California law or the date on which the Board of Directors selects a person to fill the office held by that director, unless he or she has earlier resigned.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed herein.

COMPENSATION COMMITTEE MATTERS

Proposal No. 2 — Approval of the Amendment and Restatement of the Employee Stock Purchase Plan

Cisco is requesting that shareholders approve, in its entirety, the amendment and restatement of the Cisco Systems, Inc. Employee Stock Purchase Plan, as approved by the Board of Directors and subject to shareholder approval (the “Purchase Plan”). The approval of this amendment and restatement of the Purchase Plan will (i) extend the term by ten years and (ii) increase the maximum number of shares of common stock authorized for issuance over the term of the Purchase Plan by 100 million shares.

Purpose of the Request for Approval

The Purchase Plan is an important component of the overall compensation package we offer to our employees as most of Cisco’s peers have this type of plan and, therefore, Cisco’s ability to attract and retain employees would be harmed if it could no longer continue the Purchase Plan. The Purchase Plan is currently set to terminate upon the earlier of (i) January 3, 2020 and (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. The amendment and restatement of the Purchase Plan will extend the term until the earlier of (i) January 3, 2030 and (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. The last extension of the Purchase Plan occurred at our 2009 annual meeting of shareholders, when our shareholders approved a similar extension of 10 years.

The amendment and restatement also ensures that Cisco will have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of Cisco and its participating subsidiaries with the continuing opportunity to acquire a stock ownership interest in Cisco through participation in a payroll deduction based employee stock purchase plan. As of September 28, 2018, there were approximately 78 million shares available for issuance under the Purchase Plan, which are expected to satisfy Cisco’s equity needs for approximately 3 years or through the 2021 annual meeting. If this amendment and restatement to add 100 million shares to the Purchase Plan is approved, it is expected there will be sufficient shares available under the Purchase Plan to satisfy Cisco’s equity needs for approximately 7 years or through the 2025 annual meeting. As a point of reference, the last increase in the shares reserved under the Purchase Plan occurred at our 2014 annual meeting of shareholders, when our shareholders approved the reservation of an additional 150 million shares for issuance under the Purchase Plan.

When considering the number of additional shares to add to the Purchase Plan, the Compensation Committee reviewed, among other things, the potential dilution to Cisco’s current shareholders as measured by burn rate and overhang and projected future share usage. Annual purchases under the Purchase Plan for the preceding five fiscal years, on average, have resulted in total annual issuances of approximately 25 million shares of common stock for an average nominal annual burn rate of approximately 0.49%. The “burn rate” is the ratio of the number of shares of common stock issued under the Purchase Plan during a fiscal year to the number of Cisco’s weighted average common shares outstanding at the corresponding fiscal year end.

The approximately 78 million shares currently available under the Purchase Plan represent an overhang of approximately 1.69% based on the number of outstanding Cisco common shares as of September 28, 2018. If the amendment and restatement of the Purchase Plan is approved, the additional 100 million shares would increase the overhang to 3.76%. Cisco calculates “overhang” as the total of (a) shares available for issuance under the Purchase Plan, divided by (b) the total number of Cisco shares outstanding and shares available for issuance under the Purchase Plan.

The Purchase Plan is broad-based and provides eligible employees the opportunity to acquire a stock ownership interest in Cisco through periodic payroll deductions directly from eligible earnings that are applied towards the purchase of Cisco common stock at a discount from the then current market price. The Purchase Plan does not provide for discretionary grants. As discussed in more detail below under “Payroll Deductions and Stock Purchases” and “Special Limitations,” the ability to purchase Cisco common stock under the Purchase Plan is limited up to a maximum of 10% of a participant’s eligible earnings. As of July 28, 2018, Cisco estimates that approximately 73,000 employees, including all 7 executive officers, were eligible to participate in the Purchase Plan.

In the event that our shareholders do not approve this proposal, the amendment and restatement of the Purchase Plan will not become effective and the Purchase Plan will continue in its current form.

Material Features of the Purchase Plan

The following is a summary of the material features of the Purchase Plan, as amended and restated. This summary does not purport to be a complete description of all the provisions of the Purchase Plan and is qualified in its entirety by reference to the amendment and restatement of the Purchase Plan. A copy of the amendment and restatement of the Purchase Plan has been filed with the SEC with this Proxy Statement. Any shareholder or eligible employee who wishes to obtain a copy of the Purchase Plan may do so by written request to Cisco’s Secretary at Cisco’s principal executive offices in San Jose, California.

Administration

The Purchase Plan is currently administered by the Compensation Committee of the Board of Directors. Such committee, acting as Purchase Plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. Any disputes under the Purchase Plan are subject to arbitration under the Federal Arbitration Act. All costs and expenses incurred in plan administration are paid by Cisco without charge to participants.

Securities Subject to the Purchase Plan

Without giving effect to the 100 million share increase for which shareholder approval is sought under this proposal, 621.4 million shares of common stock have been reserved for issuance under the Purchase Plan over the term of the Purchase Plan. The shares may be made available from authorized but unissued shares of Cisco’s common stock. Any shares issued under the Purchase Plan will reduce, on a share-for-share basis, the number of shares available for subsequent issuance under the Purchase Plan. In the event of any change to Cisco’s outstanding common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the Purchase Plan and to each outstanding purchase right. As of September 28, 2018, approximately 543 million shares of common stock had been issued under the Purchase Plan, and approximately 178 million shares would be available for future issuance, assuming approval of the 100 million share increase, which forms part of this proposal.

Eligibility and Participation

Currently, all individuals who are in the employ and on the payroll of Cisco or any participating subsidiary corporation (including employee directors and executive officers) are eligible to participate in the Purchase Plan. Accordingly, each employee member of the Board of Directors, each executive officer, and each person who previously served as an executive officer during fiscal 2018 and remains employed by Cisco has an interest in this proposal.

Under the terms of the Purchase Plan, however, the Purchase Plan administrator may limit eligibility to participate in the Purchase Plan to any individual who is employed on a basis under which he or she is expected to work more than 20 hours per week or for more than five months per calendar year in the employ of Cisco or any participating subsidiary corporation (including any corporation, which subsequently becomes such at any time during the term of the Purchase Plan). Individuals employed outside the United States may be subject to similar or additional eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed.

Purchase Periods and Purchase Dates

Shares of common stock will be offered under the Purchase Plan through a series of offering periods, each with a maximum duration of 24 months. At present, shares are offered under the Purchase Plan through a series of overlapping offering periods, each with a duration of 24 months. Offering periods currently commence on the first trading day of January and July each year, and each consists of a series of four successive six month purchase periods. These purchase periods run from the first trading day of January until the last trading day of June each year and from the first trading day of July to the last trading day of December each year. Purchases currently occur on the last trading day of June and December each year. At present, if the closing selling price per share of common stock at the beginning of an ongoing offering period is higher than the closing selling price per share of common stock on the last day of any purchase period during the offering period, then the ongoing offering period under the Purchase Plan will automatically terminate and all participants in the ongoing offering period will automatically be transferred and enrolled in the subsequent new offering period with the lower price.

Purchase Price

The purchase price of the common stock acquired on each purchase date will be no less than 85% of the lower of (i) the closing selling price per share of common stock on the date the 24 month offering period begins or (ii) the closing selling price per share of common stock at the end of the related six month purchase period.

The closing selling price of the common stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq Global Select Market. On September 28, 2018, the closing selling price per share of common stock determined on such basis was $48.65 per share.

Payroll Deductions and Stock Purchases

Each participant may authorize periodic payroll deductions by Cisco (or a participating subsidiary) in any multiple of 1% of his or her eligible earnings each offering period (up to a maximum of 10% of eligible earnings each offering period). The accumulated deductions will automatically be applied on each purchase date to the purchase of whole shares of common stock at the purchase price in effect for that purchase date. Participants are permitted to make other approved forms of contributions prior to a purchase date in certain non-U.S. jurisdictions where payroll deductions are prohibited by law or where otherwise necessary to accommodate local requirements, customs, or procedures. For purposes of the Purchase Plan, eligible earnings shall be determined by the Purchase Plan administrator, or its designee, in its discretion on a uniform and nondiscriminatory basis for any offering period to the extent such amount is paid to an employee directly by Cisco or a participating subsidiary, consistent with the requirements of Code Section 423 for an offering qualified under Code Section 423. The Purchase Plan administrator or its designee will have the authority to make decisions about how eligible earnings will be interpreted for employees outside the United States.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•

Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of Cisco or any participating subsidiary corporation.

•

A participant may not be granted rights to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

•	No participant may purchase more than 22,500 shares of common stock on any one purchase date.

Termination of Purchase Rights

The participant may stop contributions to the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant’s election, either be refunded immediately or applied to the purchase of common stock on the next scheduled purchase date. The participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason other than death or permanent disability. Any payroll deductions that the participant may have made for the purchase period in which such cessation of employment occurs will be refunded and will not be applied to the purchase of common stock. Should the participant’s employee status cease by reason of death or permanent disability, then such participant (or the representative of his or her estate) may elect to have the participant’s accumulated payroll deductions either refunded or applied to the purchase of common stock on the next scheduled purchase date.

Special Provisions of the Purchase Plan

The Purchase Plan is generally intended to provide eligible employees of Cisco and its participating subsidiaries with the opportunity to participate in the Purchase Plan in a manner that is intended to qualify under Code Section 423. However, the Purchase Plan also authorizes the establishment of rules, procedures, agreements, appendices, or sub-plans to the Purchase Plan to facilitate participation in the Purchase Plan by eligible employees of certain subsidiaries in particular locations outside the United States in a manner that does not comply with Code Section 423.

Non-U.S. Sub-Plans

The Purchase Plan administrator may adopt such rules, procedures, agreements, appendices, or sub-plans relating to the operation and administration of the Plan to accommodate local laws, customs, and procedures for jurisdictions outside of the United States, the terms of which may take precedence over provisions of the Purchase Plan, other than with respect to the number of securities subject to the Purchase Plan and the Purchase Plan’s term.

Shareholder Rights

No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

Assignability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Change in Control

In the event Cisco is acquired by merger or sale of all or substantially all of Cisco’s assets or outstanding voting stock, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will generally be equal to 85% of the lower of (i) the closing selling price per share of common stock on the participant’s entry date into the offering period in which such acquisition occurs or (ii) the closing selling price per share of common stock immediately prior to the effective date of such acquisition. In addition, in accordance with the principles of Code Section 423, the Purchase Plan administrator may create special purchase periods or special purchase dates for individuals who become employees in connection with the acquisition of another company or cease to be employees in connection with the disposition of any portion of Cisco or its subsidiaries.

Share Proration

Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares available for issuance under the Purchase Plan at that time, then the Purchase Plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock allocated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate upon the earlier of (i) January 3, 2030 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

New Plan Benefits

The benefits to be received by Cisco’s executive officers, directors, and employees as a result of the proposed amendment and restatement of the Purchase Plan are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 100 million share increase for which shareholder approval is sought under this proposal. Should such shareholder approval not be obtained, then the 100 million share increase will not be implemented.

Historical Plan Benefits

The following table shows, as to each of the individuals or groups indicated, the aggregate number of shares of common stock purchased under the Purchase Plan since its inception through September 28, 2018. No shares of common stock have been purchased under the Purchase Plan by (i) any individual director nominee who is not an employee, (ii) the current non-employee directors as a group, or (iii) any associate of any of our directors (including nominees) or executive officers. No person received 5% or more of the total shares of common stock purchased under the Purchase Plan since its inception.

Aggregate Purchases under the Purchase Plan

Name and Position	Aggregate Number of Purchased Shares
Charles H. Robbins	20,870
Chairman and Chief Executive Officer

Kelly A. Kramer	—
Executive Vice President and Chief Financial Officer

David Goeckeler	22,611
Executive Vice President and General Manager, Networking and Security Business

Maria Martinez	—
Executive Vice President and Chief Customer Experience Officer

Gerri Elliott	—
Executive Vice President and Chief Sales and Marketing Officer

All current executive officers as a group (7 persons)	86,027

All current and former employees, excluding current executive officers as a group	543,302,732

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States Federal income taxation consequences to Cisco and participants subject to U.S. taxation with respect to participation in Code Section 423 offerings under the Purchase Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Code Section 423. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to Cisco, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the closing selling price of the shares on the purchase date exceeded the purchase price paid for those shares, and Cisco will generally be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant also will recognize capital gain (short-term or long-term depending on the period the shares are held after the purchase date) to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If a participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the amount realized upon the sale of the shares (or the closing selling price of the shares on the disposition date, if no sale occurred) exceeded the purchase price paid for those shares or (ii) 15% of the closing selling price of the shares on the first day of the offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Cisco will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the closing selling price of the shares on the date of death exceeds the purchase price or (ii) 15% of the closing selling price of the shares on the first day of the offering period in which those shares were acquired.

Non-U.S. Income Tax Consequences

The income, social insurance, and other taxation consequences to participants and Cisco (or its foreign subsidiaries) with respect to participation in the Purchase Plan vary by country. Generally, participants are subject to taxation at the time of purchase. The employing foreign subsidiary may be entitled to a deduction in the tax year in which a participant recognizes taxable income, provided in most instances that the subsidiary reimburses Cisco for the cost of the benefit conferred under the Purchase Plan.

Equity Compensation Plan Information

The following table provides information as of July 28, 2018 with respect to the shares of Cisco common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the 2005 Stock Incentive Plan and the Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	111,648,755	(3)	—	322,827,145	(4)
Equity compensation plans not approved by security holders	—	(5)	—	—

Total	111,648,755	(6)	—	322,827,145	(7)

(1)	Excludes purchase rights currently accruing under the Purchase Plan.

(2)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs and PRSUs, which have no exercise price.

(3)	Includes 100,501,319 shares subject to outstanding RSUs and 11,147,436 shares issuable under outstanding PRSUs based on an assumed target performance, unless performance is otherwise known.

(4)

Includes shares available for future issuance under the Purchase Plan. As of July 28, 2018, as reported in Cisco’s 2018 Annual Report on Form 10-K, an aggregate of 77,989,629 shares of common stock were available for future issuance under the Purchase Plan, including shares subject to purchase during the current purchase period. Under the 2005 Stock Incentive Plan, each share issued as a stock grant (or pursuant to the vesting of a stock unit) will reduce the share reserve by 1.5 shares. Further, each share issued upon the settlement of a dividend equivalent will reduce the shares reserved by 1.5 shares. Under the 2005 Stock Incentive Plan, non-employee directors may also elect to receive fully vested shares of common stock (or RSUs that would be settled in shares after the non-employee director left the Board of Directors) in lieu of all or a specified portion of their regular annual cash retainer based on the fair market value of the shares on the date any regular annual cash retainer would otherwise be paid.

(5)

Excludes options, warrants and other equity rights assumed by Cisco in connection with mergers and acquisitions. As of July 28, 2018, a total of 6,434,022 shares of common stock were issuable upon exercise of outstanding options and 8,687,319 shares were issuable upon the vesting of RSUs under those other assumed arrangements. The weighted average exercise price of those outstanding options is $7.18 per share. No additional awards may be granted under those assumed arrangements.

(6)

As of July 28, 2018, the aggregate number of shares issuable upon exercise of outstanding options as reported in Cisco’s 2018 Annual Report on Form 10-K were 6,434,022 shares, which were all under the assumed arrangements described in footnote 5 above.

(7)

As of July 28, 2018, 244,837,516 shares and 77,989,629 shares were available for future issuance under the 2005 Stock Incentive Plan and the Purchase Plan, respectively, as reported in Cisco’s 2018 Annual Report on Form 10-K.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker, or other holder of record you must instruct your bank, broker, or other holder of record how to vote in order for your vote to be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the approval of the amendment and restatement of the Purchase Plan.

Proposal No. 3 — Advisory Vote to Approve Executive Compensation

Under Section 14A of the Exchange Act, Cisco shareholders are entitled to cast an advisory vote to approve the compensation of Cisco’s named executive officers, known as a “Say on Pay” vote. The shareholder vote is an advisory vote only and is not binding on Cisco or its Board of Directors. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The core of Cisco’s executive compensation philosophy and practice continues to align real pay delivery with performance. Cisco’s executive officers are compensated in a manner consistent with Cisco’s business strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program is strongly aligned with the long-term interests of our shareholders. We urge you to read the CD&A, the compensation tables and the narrative discussion set forth on pages 28 to 58 for additional details on Cisco’s executive compensation program. Below are a few highlights of our pay for performance philosophy.

Fiscal 2018 Pay Levels

The following table compares fiscal 2017 and fiscal 2018 total direct compensation (“TDC”) for our CEO against Cisco’s total shareholder return (“TSR”):

	Fiscal 2018 ($)	Fiscal 2017 ($)	Year over Year Change
Absolute Total Shareholder Return[1]			39%

CEO Total Direct Compensation			21%
Reported Earned Base Salary	$1,231,250	$1,187,308
Reported Earned Bonus	4,990,711	2,532,352
Target LTI Value[2]	14,691,830	13,511,474

Total Direct Compensation[3]	$20,913,791	$17,231,134

[1]	TSR is measured against the stock price as of the end of fiscal 2017 and includes the reinvestment of all dividends.

[2]

Represents the target value of equity awards granted in fiscal 2017 and fiscal 2018. For a more detailed description, see the “Fiscal 2018 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

[3]

This table is not intended to be a substitute for the “Compensation Committee Matters — Fiscal 2018 Compensation Tables — Summary Compensation Table.” This table does not include certain amounts which appear in the Summary Compensation Table, and the Target LTI Value for fiscal 2017 and fiscal 2018 is different from the amounts reported in the “Stock Awards” column of the Summary Compensation Table for such fiscal years.

Fiscal 2018 TDC for Cisco’s CEO was 21% higher than fiscal 2017, and his earned bonus for fiscal 2018 was up 97% from fiscal 2017, as both revenue and operating income under the EIP exceeded our fiscal 2018 targets at 101% of target and 104% of target, respectively. Our fiscal 2018 revenue and operating income under the EIP also exceeded our fiscal 2017 performance driving total shareholder return during fiscal 2018 to the top quartile of our Peer Group.

Long-term incentives continue to be the largest element of named executive officer compensation, consistent with market practice. For Cisco’s named executive officers, approximately 75% of long-term grant value (excluding the new hire equity awards) is in performance shares earned for operating cash flow, earnings per share (“EPS”), and relative TSR performance measured over three years. Also, to demonstrate the Compensation Committee’s overriding objective of aligning real pay delivery with performance, PRSUs for fiscal 2016 — 2018 were earned at 94.8% of target as operating cash flow and EPS performance were at 102.7% of target over the three-year period, while relative TSR for the three-year period fell slightly below the median of the S&P 500 Information Technology Index.

The payouts for PRSUs with a three-year performance period granted in fiscal 2016, 2015, and 2014 were as follows:

Fiscal 2018 Pay Structure — Pay for Performance

The majority of our named executive officers’ pay is performance-based and we have limited perquisites and benefits, as illustrated below:

Our named executive officers have:

NO supplemental executive retirement plans	NO severance agreements

NO defined benefit pension plans	NO change in control agreements

NO employment agreements	NO “golden parachute” excise tax gross-ups

At the annual meeting, we are asking shareholders to vote on the following advisory resolution:

RESOLVED, that the shareholders approve the compensation of Cisco’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables and narrative discussion.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR approval of the non-binding advisory resolution to approve executive compensation.

Compensation Discussion and Analysis

Introduction

The following discussion describes and analyzes Cisco’s compensation program for its named executive officers. Cisco’s named executive officers for fiscal 2018 are the CEO, the Chief Financial Officer (“CFO”), and the three most highly compensated executive officers (other than the CEO and CFO), who were serving as executive officers at the end of fiscal 2018. The named executive officers are: Charles H. Robbins, Chairman and CEO; Kelly A. Kramer, Executive Vice President and CFO; David Goeckeler, Executive Vice President and General Manager, Networking and Security Business; Maria Martinez, Executive Vice President and Chief Customer Experience Officer; and Gerri Elliott, Executive Vice President and Chief Sales and Marketing Officer.

Executive Summary

Fiscal 2018 was a year of strong financial and strategic performance. Performance and Compensation Highlights for fiscal 2018 at a glance:

Performance and Compensation Highlights

Company Performance

In fiscal 2018, we had strong results and our investment in innovation and continued execution paid off. Our financial performance as measured in our incentive plans1 for revenue, operating income, operating cash flow, and EPS were as follows:

Revenue Growth:	3%
Operating Income Growth:	1%
Operating Cash Flow Growth:	-2%
EPS Growth:	8%

In 2018, our leadership team executed well against our vision to deliver a highly secure, intelligent platform for digital businesses. We returned to growth and made progress on our strategic priorities to accelerate our pace of innovation, increase the value of the network, and transform our business model. Below are some of our acquisitions that are helping us to further our strategic priorities.

• Accompany	• Springpath
• BroadSoft	• Viptela

New Leadership Team

In April 2018, we appointed Ms. Elliott as our Executive Vice President and Chief Sales and Marketing Officer. We combined two roles that have historically been separate. Ms. Elliott has a deep understanding of the power of technology to help customers drive their business into the future. Given the importance of the experience and success of our customers, we also appointed Ms. Martinez as our new Executive Vice President and Chief Customer Experience Officer in April 2018. Ms. Elliott and Ms. Martinez join us from industry leaders, and together with our other named executive officers comprise a team that will accelerate our momentum to drive even greater success.

Shareholder Value Creation

We delivered impressive returns to shareholders and have maintained our historical pattern of paying dividends and making share repurchases.

$23.6 billion returned to shareholders in fiscal 2018:

•	$17.7 billion in share repurchases

•	$6.0 billion in dividends

Absolute TSR2:

1-Year 39%	3-Year 66%

Strong Say-On-Pay Support

Even though last year’s say-on-pay proposal was approved by approximately 94% of shareholder votes, we continued to engage with shareholders to improve our compensation program in fiscal 2018. For fiscal 2018, we revised the EIP formula by incorporating a maximum average individual performance factor (IPF) that is linked to company performance, which provides the Compensation Committee with the ability to differentiate between individual performance by reducing or increasing the IPF for an executive officer as long as the average of the individual IPFs did not exceed the maximum average IPF.

Annual Executive Incentive Plan

Our revenue and operating income under the EIP resulted in a company performance factor that increased from 0.79 in fiscal 2017 to 1.06 in fiscal 2018, reflecting above target achievement of these financial performance goals.

Performance Criteria				Pay for Performance Results
	Fiscal 2018 Goals ($ billions)			Fiscal 2018 Results ($ billions)
	Threshold	Target	Maximum
Revenue	$43.7	$48.6	$54.4	$49.2
	(90% of target)		(112% of target)	(101% of target)
Operating Income	$12.6	$14.8	$17.7	$15.3
	(85% of target)		(120% of target)	(104% of target)

2016-2018 PRSU Plan

The payout under our three-year PRSU plan for fiscal 2016-2018 was 94.8% of target (versus 88% for fiscal 2015-2017), representing achievement of 102.7% of our cash flow and EPS goals and 87% for the goal of TSR relative to our peers over the three-year period.

Performance Criteria	Pay for Performance Results
Earned PRSUs = Target PRSUs x ((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))	FY 16 Grant	Cash Flow / EPS[3]	Relative TSR[4]
	FY 18	103%	87%
	FY 17	96%
	FY 16	109%
	Result	102.7%	87%
	PRSUs Earned	94.8% of Target

Fiscal 2018 CEO Pay

Mr. Robbins’ total compensation that appears in the Summary Compensation Table for fiscal 2018 was consistent with our year-over-year performance and our performance as it relates to our Peer Group. His fiscal 2018 TDC was 21% higher than fiscal 2017 TDC and his earned bonus for fiscal 2018 was up 97% from fiscal 2017, as both revenue and operating income under the EIP exceeded our fiscal 2018 targets at 101% of target and 104% of target, respectively. Our fiscal 2018 revenue and operating income under the EIP also exceeded our fiscal 2017 performance driving total shareholder return during fiscal 2018 to the top quartile of our Peer Group.

	Fiscal 2018 ($)	Fiscal 2017 ($)	Year over Year Change
Absolute Total Shareholder Return[2]			39%
CEO Total Direct Compensation			21%
Reported Earned Base Salary	$1,231,250	$1,187,308
Reported Earned Bonus	4,990,711	2,532,352
Target LTI Value[5]	14,691,830	13,511,474

Total Direct Compensation[6]	$20,913,791	$17,231,134

[1]	Revenue and Operating Income as determined pursuant to the EIP. EPS as determined pursuant to the PRSUs as set forth below.

[2]	TSR represents cumulative stock price appreciation with dividends reinvested. The 1-Year and 3-Year TSR amounts are measured based on the fiscal year periods ending July 28, 2018.

[3]	This is the Financial Goal Multiplier. EPS is determined pursuant to the PRSUs as set forth in the CD&A below.

[4]	This is the Relative TSR Multiplier.

[5]

Represents the target value of equity awards granted in fiscal 2017 and fiscal 2018. For a more detailed description, see “Fiscal 2018 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

[6]

This table is not intended to be a substitute for the “Compensation Committee Matters — Fiscal 2018 Compensation Tables — Summary Compensation Table.” This table does not include certain amounts which appear in the Summary Compensation Table, and the Target LTI Value for fiscal 2017 and fiscal 2018 is different from the amounts reported in the “Stock Awards” column of the Summary Compensation Table for such fiscal years.

Listening to Our Shareholders

Cisco’s Compensation Committee relies on our regular shareholder outreach and engagement activities as well as more formal channels to communicate with shareholders, including the opportunity for shareholders to cast a non-binding advisory vote regarding executive compensation at Cisco’s annual meeting of shareholders. See the “Corporate Governance — Shareholder Engagement” section for a discussion of our fiscal 2018 shareholder outreach and engagement. See also the “Corporate Governance — Shareholder Communications with the Board of Directors” section.

The Compensation Committee is very interested in the ideas and feedback of our shareholders regarding executive compensation. An advisory vote regarding executive compensation was presented to shareholders at last year’s annual meeting of shareholders and approved by approximately 94% of shareholder votes, consistent with prior advisory votes by our shareholders regarding executive compensation. Further, at last year’s annual meeting of shareholders, approximately 89% of affirmative votes by shareholders supported an annual advisory vote proposal to approve the compensation of our named executive officers as the preferred frequency. In light of this outcome, the Board of Directors determined to hold a non-binding advisory vote to approve executive compensation each year until the next required frequency vote, which is expected at Cisco’s 2023 annual meeting of shareholders. In fiscal 2018, we engaged with shareholders representing approximately 32% of our outstanding shares, including 4 of our top 5 shareholders, on a variety of topics, including our executive compensation program.

In evaluating our compensation practices in fiscal 2018, the Compensation Committee was mindful of the significant support our shareholders expressed for Cisco’s philosophy and practice of linking compensation to operational objectives and the enhancement of shareholder value. In fiscal 2018, the Compensation Committee continued to monitor our executive compensation programs to ensure compensation is aligned with company performance.

The Compensation Committee will continue to seek out and consider shareholder feedback in the future.

Cisco’s Fiscal 2018 Financial Performance Compared to Fiscal 20171

	Fiscal 2018 (Actual /Target)	Fiscal 2017 (Actual /Target)
Revenue[2] Under the EIP (in billions)	$49.2 / $48.6	$47.9 / $49.4
Results as a Percentage of EIP Target	101%	97%
Operating Income[2] Under the EIP (in billions)	$15.3 / $14.8	$15.2 / $15.4
Results as a Percentage of EIP Target	104%	99%
Operating Cash Flow for PRSUs (in billions)	$13.7 / $14.1	$13.9 / $13.6
Results as a Percentage of PRSU Target	97%	102%
EPS[2] for PRSUs	$2.60 / $2.44	$2.40 / $2.43
Results as a Percentage of PRSU Target	107%	99%

[1]	All numbers are rounded for purposes of this table.

[2]

For a description of how Cisco’s revenue and operating income are calculated, see the “Fiscal 2018 Compensation — Variable Cash Incentive Awards” section in the CD&A. For a description of how EPS is calculated, see the “Fiscal 2018 Compensation — Long-Term, Equity-Based Incentive Awards” section in the CD&A.

Executive Compensation Pay-for-Performance Philosophy

The chart below illustrates how the three-year historical compensation for our CEO and the average for our other named executive officers, as reported in the Compensation Committee Matters — Fiscal 2018 Compensation Tables — Summary Compensation Table in our annual proxy statements (excluding the equity accounting modification charges for fiscal 2015, our base year), compares to our absolute TSR during the same period.

[1]

CEO and average other named executive officer total compensation for the three fiscal years is measured against fiscal 2015 total compensation. TSR is measured against the stock price as of the end of fiscal 2015 and includes the reinvestment of all dividends.

Our Compensation Practices Benefit our Shareholders

Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice
Independent Compensation Committee	Our Compensation Committee consists entirely of independent directors who select and utilize an independent outside compensation consultant.
Independent Compensation Consultant	Our Compensation Committee’s independent compensation consultant, FWC, is retained directly by the Compensation Committee and provides no other services to Cisco.
Risk Assessment	Our Compensation Committee performs an annual review of the risks related to our compensation programs.
Pay for Performance

74% of target annual TDC for the CEO was performance-based and approximately 60% of target annual TDC for the other named executive officers was performance-based. See the “Compensation Components” section for a discussion of our named executive officers’ TDC.

Annual Cash Incentive	Payment is calculated based primarily on Cisco’s achievement against rigorous pre-established revenue and operating income measures.
Annual Long-Term Equity Incentive

Approximately 75% or more of our named executive officers’ equity awards (excluding the new hire equity awards) are PRSUs. 50% of the PRSUs may be earned based on relative TSR performance measured over a three-year period. 50% of the PRSUs may be earned based on consecutive annual goals, namely operating cash flow and EPS, over a three-year period, pre-established at the beginning of each fiscal year.

Caps on Incentive Compensation	There is a maximum limit on the amount of annual cash incentives and PRSUs that may be paid.
No SERP or Pension Plan	We do not sponsor a supplemental executive retirement plan or a defined benefit pension plan for our executive officers.
No Employment Agreements	None of our executive officers have employment, severance or change in control agreements.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executive officers and non-employee directors.
Recoupment Policy

We have a Recoupment Policy related to our cash awards in the event of certain financial restatements, and our equity plans provide for the forfeiture of awards if an executive officer participates in activities detrimental to Cisco or is terminated for misconduct.

No Change-in-Control Vesting Acceleration Provisions	We eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.
No Repricing	Our 2005 Stock Incentive Plan expressly prohibits repricing or repurchasing equity awards that are underwater without shareholder approval.
No Gross-Ups	We do not provide tax gross-ups in connection with any “golden parachute” excise taxes.
“No Perks” Policy	We have a “no perks” policy with limited exceptions.
No Hedging

All employees and members of the Board of Directors are prohibited from engaging in any speculative transactions in Cisco securities, including engaging in short sales, transactions involving put options, call options or other derivative securities, or any other forms of hedging transactions, such as collars or forward sale contracts.

No Pledging	Executive officers and members of the Board of Directors are prohibited from pledging Cisco securities in margin accounts or as collateral for loans.
No Dividends or Dividend Equivalents on Unvested Equity Awards	We do not provide for payment of dividends or dividend equivalents on unvested awards.

Compensation decisions and other details are discussed in the remainder of this CD&A.

Compensation Philosophy

Attract and Retain While Changing	Motivate Performance

Attract and retain key executives with the proper background and experience required for our future growth and profitability by offering a total compensation program that flexibly adapts to changing economic, regulatory and social conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria.

Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on Cisco’s satisfaction of designated financial and non-financial objectives.

Reward Actual Achievement	Align Interests

Compensate for achievement of short-term and long-term company financial and operating goals and refrain from providing special benefits, “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances.

Align the interests of our executives with our shareholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term shareholder value.

Compensation Components

The three major elements of our executive officers’ regular TDC are: (i) base salary, (ii) variable cash incentive awards, and (iii) long-term, equity-based incentive awards. For fiscal 2018, 74% of target annual TDC for the CEO was performance-based and approximately 60% of the target annual TDC for the other named executive officers was performance-based, reflecting Cisco’s pay-for-performance philosophy.

Amounts do not sum due to rounding.

Fiscal 2018 Compensation

Annual Base Salary

We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of stable fixed compensation. Consistent with our philosophy of linking pay to performance, our executives receive a small percentage of their overall compensation in the form of base salary.

The Compensation Committee, when establishing base salaries, considers each executive officer’s individual performance, the breadth, scope, and complexity of his or her role, internal equity concerns, and whether his or her base salary is appropriately positioned relative to the base salaries of similarly situated executives in our Peer Group.

•	Mr. Robbins’ salary increased from $1,200,000 to $1,325,000, effective as of April 30, 2018, based on his performance and strong leadership.

•

The Compensation Committee increased Ms. Kramer’s base salary from $735,000 to $850,000 and Mr. Goeckeler’s base salary from $725,000 to $825,000, both effective as of April 30, 2018, based on their performance. The Compensation Committee previously increased Mr. Goeckeler’s base salary from $625,000 to $725,000, effective upon his promotion to an executive officer on July 31, 2017.

Named Executive Officer	2018 Base Salary	2017 Base Salary
Charles H. Robbins	$1,325,000	$1,200,000
Kelly A. Kramer	$850,000	$735,000
David Goeckeler	$825,000	$625,000
Maria Martinez	$675,000	N/A
Gerri Elliott	$750,000	N/A

Variable Cash Incentive Awards

The objective of Cisco’s annual cash incentive program is to reward achievement of our annual financial performance goals, and to establish appropriate company performance expectations to ensure that our executives are accountable for our continued growth and profitability. Performance measures and goals for determining our named executive officers’ fiscal 2018 annual incentive awards were pre-established under Cisco’s EIP. The pre-established performance goals were based on Cisco’s achievement of financial performance goals, expressed as a company performance factor (“CPF”), and an individual performance factor (“IPF”) that is initially determined based on the achievement of the financial performance goals. The Compensation Committee established such performance measures and goals based on an informed review of Cisco’s targeted financial performance for fiscal 2018 and the pay practices of the companies in our Peer Group.

How Variable Cash Incentive Awards Work

The EIP design for fiscal 2018 is the same as the design used for fiscal 2017, except the target bonus was based on a CPF of 1.0 instead of 0.91 and the EIP incorporated a maximum average IPF determined by reference to the CPF as described below. Awards under the EIP for fiscal 2018 are based on the same one-year financial performance metrics as were used in fiscal 2017 and the specific financial targets are the same as those used under the company-wide bonus plan. For fiscal 2018, the target bonus was based on a CPF of 1.0 and Cisco’s financial performance must exceed its fiscal 2018 financial plan established by the Board of Directors for the CPF to exceed 1.0.

For each named executive officer, the fiscal 2018 EIP awards were calculated by multiplying an individual’s annual base salary for fiscal 2018 (with any increase subject to a pre-established cap of 15% from the individual’s base salary at the beginning of fiscal 2018) by the individual’s target award percentage, and multiplying the result by a CPF and an IPF, as follows:

BONUS = BASE x TARGET x CPF x IPF

The Compensation Committee does not have the discretion to award bonuses under the EIP if the applicable performance criteria have not been met.

The fiscal 2018 cash incentive awards for each named executive officer participant were as follows:

Named Executive Officer	Base Salary		Target Award Percentage[1]	Company Performance Factor	Individual Performance Factor	EIP Payment
Charles H. Robbins	$1,230,907	[2]	225%	1.06	1.70	$4,990,711
Kelly A. Kramer	$763,434	[2]	135%	1.06	1.70	$1,857,206
David Goeckeler	$749,501	[2]	135%	1.06	1.70	$1,823,312
Maria Martinez	$193,050	[3]	135%	1.06	1.45	$400,569
Gerri Elliott	$186,000	[3]	135%	1.06	1.45	$385,941

[1]	Target award percentages for the roles of the above executive officers did not increase from fiscal 2017.
[2]

Annual bonus for each of Mr. Robbins, Ms. Kramer, and Mr. Goeckeler was based on a blended base salary to reflect salary changes during fiscal 2018 and a prorated bonus target based on the individual’s time in the executive officer role. Effective April 30, 2018, Mr. Robbins’ base salary increased from $1,200,000 to

$1,325,000, Ms. Kramer’s base salary increased from $735,000 to $850,000, and Mr. Goeckeler’s base salary increased from $725,000 to $825,000. Effective July 31, 2017, Mr. Goeckeler’s base salary increased from $625,000 to $725,000.

[3]	The base salary for each of Ms. Martinez and Ms. Elliott was based on her pro-rated annual base salary.

How Fiscal 2018 EIP Targets were Established and Actual Results

At the beginning of fiscal 2018, the Compensation Committee established a target EIP award for each of the named executive officer participants, other than Ms. Martinez and Ms. Elliott, based on a percentage of their base salaries. In connection with their hiring, the Compensation Committee established a target EIP award for each of Ms. Martinez and Ms. Elliott based on a percentage of their base salaries. The target awards were determined by the Compensation Committee after considering a number of factors, including the executive’s title and responsibility, whether the target annual percentage of annual base salary is competitive with similarly situated executives in the Peer Group, and our recent and our projected financial performance.

Company Performance Factor (CPF)

The CPF for fiscal 2018 could range from 0.0 to 1.20 with target at 1.0. The formula for fiscal 2018 was constructed with upside potential so that if we exceeded our revenue and operating income targets, the CPF could be greater than 1.0.

The Compensation Committee established the annual financial performance goals based on Cisco’s fiscal 2018 financial plan that was approved by the Board of Directors. Consistent with last year, the Compensation Committee selected revenue and operating income as the financial performance measures because these measures most directly align with Cisco’s growth strategy and generally have the best correlation with shareholder value. Operating income is weighted on a 4-to-1 basis compared to revenue in calculating the outcome under the CPF. Revenue and operating income at or below the threshold levels set forth below results in a CPF of 0.0. Revenue and operating income at or above the maximum levels set forth below results in a CPF of 1.20.

The revenue and operating income goals and results for fiscal 2018 are set forth below:

Performance Criteria				Pay for Performance Results
	Fiscal 2018 Goals ($ billions)			Fiscal 2018 Results ($ billions)	Funding (% of Target)	Weighting	Contribution
	Threshold	Target	Maximum

Revenue	$43.7 (90% of target)	$48.6	$54.4 (112% of target)	$49.2 (101% of target)	105.1%	20%	0.21
Operating Income	$12.6 (85% of target)	$14.8	$17.7 (120% of target)	$15.3 (104% of target)	106.5%	80%	0.85

							1.06

The above resulted in a total fiscal 2018 CPF of 1.06, reflecting above target achievement of the financial performance goals under the EIP.

The revenue and operating income goals and results were calculated for purposes of the EIP in accordance with pre-established rules. Revenue was Cisco’s GAAP revenue excluding the effects of the impact of changes in GAAP and the effects of business combinations and divestitures subject to pre-established criteria and thresholds. Operating income was Cisco’s GAAP operating income excluding the following: share-based compensation expense; compensation expense related to acquisitions and investments; changes in estimates of contingent consideration related to acquisitions and investments; gains or losses on divestitures; amortization or impairment of acquired intangible assets including in-process research and development; all external acquisition-related costs such as finder’s fees, advisory, legal, accounting, valuation, hedging or other professional or consulting fees directly associated with acquisitions and investments; gains or losses resulting from resolving all pre-acquisition/divestiture contingencies; and each of the following subject to pre-established thresholds: the impact of any cumulative effect of changing to newly adopted accounting principles; operating income of acquired and divested entities and their subsidiaries as reflected on the financial records thereof; losses due to impairments or gain/loss contingencies; gains or losses on the sale of fixed assets; direct losses on Cisco’s tangible assets from natural catastrophe, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, or seizure; and restructuring charges.

Individual Performance Factor (IPF)

For fiscal 2018, each named executive officer participant’s IPF could range from 0 to 2.0, but the actual IPFs for the executive officers could not exceed a maximum average IPF determined by reference to the CPF. The maximum average IPF could range from 1.20 for a CPF of 0.78 or lower to a maximum IPF of 2.0 for a CPF of 1.2. The Compensation Committee adopted the IPF limits to ensure that annual cash incentives were closely aligned with and driven by company performance. The Compensation Committee retained the right to assign different IPFs for each executive officer as long as the average of the individual IPFs did not exceed the maximum average IPF. This approach allows the Compensation Committee a greater ability to differentiate among individual performance than the IPF structure for fiscal 2017, in which an executive officer’s IPF was limited to the applicable maximum IPF.

In determining the appropriate IPF for each individual named executive officer participant, the Compensation Committee considered leadership, innovation, execution, contributions to Cisco’s achievement of its financial goals, strategic planning, and prior years’ IPFs and cash incentive awards under the EIP.

The Compensation Committee used its business judgment in reviewing each of these individual items and did not assign specific quantitative weighting to such items.

Because the fiscal 2018 CPF was 1.06, the maximum average IPF was 1.60 this fiscal year. After considering the factors listed above, the Compensation Committee assigned IPFs based on each named executive officer’s performance relative to the performance of the other executive officer participants. The chart below sets forth each named executive officer participant’s actual IPF and the average of all executive officer IPFs did not exceed the maximum average IPF of 1.60.

Named Executive Officer	Fiscal 2018 Individual Performance Factor
Charles H. Robbins	1.70
Kelly A. Kramer	1.70
David Goeckeler	1.70
Maria Martinez	1.45
Gerri Elliott	1.45

Long-Term, Equity-Based Incentive Awards

The objective of Cisco’s equity-based incentive awards program is to align the interests of named executive officers with shareholders, and to provide named executive officers with a long-term incentive to manage Cisco from the perspective of an owner. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives, and align long-term stock performance and shareholder value. Time-based RSUs support retention and align the interests of our executive officers with those of our shareholders since they promote shareholder value creation and a culture of ownership.

The Compensation Committee determines the size of a named executive officer’s equity awards according to each named executive officer’s position within Cisco, and sets targets at levels intended to create a meaningful opportunity for reward predicated on increasing shareholder value. In addition to considering competitive market data, the Compensation Committee considers an individual’s performance history, an individual’s potential for future advancement and promotions, the CEO’s recommendations for awards other than his own, and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion.

Fiscal 2018 Awards

In September 2017, the Compensation Committee approved fiscal 2018 equity awards for Mr. Robbins and Ms. Kramer to be comprised of approximately 75% PRSUs and 25% time-based RSUs (based on grant date value) as set forth in the table below. In September 2017, the Compensation Committee also approved an equity award to Mr. Goeckeler for fiscal 2018 of approximately 75% PRSUs and 25% time-based RSUs (based on grant date value) with a target value of $7,583,479. In July 2018, based on competitive market data and internal equity, the Compensation Committee approved the completion of the fiscal 2018 equity award to Mr. Goeckeler by granting approximately 75% PRSUs and 25% time-based RSUs (based on grant date value) with a target value of $2,257,062, with the aggregate amount for Mr. Goeckeler’s fiscal 2018 award set forth in the table below.

Named Executive Officer	Target PRSUs	Max. PRSUs	Target Value of PRSUs	Time- Based RSUs	Grant Value of Time-Based RSUs	Total Target Value of Fiscal 2018 Annual Equity Awards[1]
Charles H. Robbins	358,000	537,000	$10,985,767	124,400	$3,706,063	$14,691,830
Kelly A. Kramer	209,500	314,250	$6,428,822	72,800	$2,168,821	$8,597,643
David Goeckeler	224,800	337,200	$7,363,265	78,200	$2,477,276	$9,840,541

[1]	See the “Fiscal 2018 Compensation — Target Values versus Accounting Values” section in the CD&A for information about how this value is calculated.

How PRSUs Work

The fiscal 2018 PRSUs, other than the July 2018 portion of Mr. Goeckeler’s annual grant, maintained the same metrics and design as those granted in fiscal 2016 and 2017. The formula to determine the number of earned PRSUs is set forth below:

Earned PRSUs = Target PRSUs x

((50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier))

•	Average Financial Goal Multiplier

The Average Financial Goal Multiplier is based on the average of Cisco’s operating cash flow and EPS over a three-year period as measured against annual performance metrics that are set by the Compensation Committee at the beginning of each fiscal year. For example, in the case of the fiscal 2018 PRSU grants, at the beginning of each of fiscal 2018, 2019, and 2020, the Compensation Committee will approve certain operating cash flow and EPS goals for the applicable fiscal year. Following the completion of each fiscal year, the Compensation Committee will certify the financial goal multiplier that was earned for such year and following the completion of the 2020 fiscal year, the Compensation Committee will determine the Average Financial Goal Multiplier for the three-year period.

Operating cash flow can range from a threshold of 85% of target to a maximum of 123% of target, while EPS can range from a threshold of 85% of target to a maximum of 124% of target. EPS is weighted on a 2-to-1 basis compared to operating cash flow in calculating the outcome under the Financial Goal Multiplier. Operating cash flow and EPS at or below the threshold levels set forth below results in a Financial Goal Multiplier of 0%. Operating cash flow and EPS at or above the maximum levels set forth below results in a Financial Goal Multiplier of 150%.

•	2018 Financial Results

The operating cash flow and EPS goals for fiscal 2018 as well as our fiscal 2017 performance relative to fiscal 2018 are set forth below:

	Fiscal 2018 Goals			Fiscal 2018 Results	Fiscal 2017 Results
	Threshold	Target	Maximum
Operating Cash Flow	$12.0 billion (85% of target)	$14.1 billion	$17.3 billion (123% of target)	$13.7 billion (97% of target)	$13.9 billion

EPS	$2.07 (85% of target)	$2.44	$3.03 (124% of target)	$2.60 (107% of target)	$2.40

The above resulted in a Financial Goal Multiplier for fiscal 2018 of 103% as further illustrated in the table below, reflecting achievement above target levels. This multiplier will be included as part of the three-year average for the relevant PRSUs (e.g., the Year 3 Financial Goal Multiplier for the fiscal 2016 PRSUs and the Year 2 Financial Goal Multiplier for the fiscal 2017 PRSUs).

	Fiscal 2018 Financial Performance Calculations
	Funding (% of 100% Target)	Weighting	Contribution
Operating Cash Flow	80.7%	33.3%	0.27
EPS	113.7%	66.7%	0.76

			1.03

For the fiscal 2018 PRSUs, operating cash flow is Cisco’s GAAP operating cash flow. EPS was calculated from Cisco’s GAAP diluted EPS excluding all of the items excluded from the calculation of operating income for purposes of the EIP taking into account the related income tax effects, as well as the effects of certain tax matters. The effect of planned share repurchases is included in the EPS calculation. The design of the PRSUs balances the effect, and limits any extraordinary impact, of EPS because it is averaged over a three-year period and is only one of three metrics. As an example, in certifying the PRSU payouts in September 2018 for the three-year period ending with fiscal 2018, the Compensation Committee compared the earned PRSU payouts to what the earned PRSU payouts would have been if adjusted for (i) the effect of share repurchases and (ii) the impact of a related one-time cash payment for taxes made in connection with the repatriation of overseas cash and found that the earned PRSU payouts would have been approximately a percentage point higher than what was actually paid out had the metrics been adjusted for the aforementioned items.

•	Relative TSR Multiplier

Following the completion of the three-year performance period, the Relative TSR Multiplier is determined and certified by the Compensation Committee by comparing Cisco’s TSR at the beginning and end of the three-year performance period to the TSR of companies that comprise the S&P 500 Index. For example, in the case of the fiscal 2018 PRSU grants, the performance metric for the remaining 50% of the PRSUs is Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal years 2018 through 2020. For the fiscal 2018 equity awards, the TSR peer group has changed from the S&P 500 Information Technology Index (used for the fiscal 2016 and fiscal 2017 equity awards) to the S&P 500 Index in order to include a broader range of large cap companies and because many of Cisco’s shareholders view Cisco as a S&P 500 Index company rather than as a S&P 500 Information Technology Index company. Further, the use of the S&P 500 Index was prevalent among our Peer Group.

The Relative TSR Multiplier is calculated as follows:

Relative TSR	Relative TSR Multiplier[1]
75th Percentile or Above	150%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%

[1]	To the extent Cisco’s relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Relative TSR Multiplier.

The portion of Mr. Goeckeler’s annual grant made in July 2018 is based solely on the Relative TSR Multiplier over the three-year period covering fiscal years 2019, 2020, and 2021.

•	Determining Earned PRSU Values for Fiscal 2018 PRSUs

At the end of the three-year performance period and in connection with the settlement of the shares, the Compensation Committee will certify results and 50% of the Relative TSR Multiplier will be added to 50% of the Average Financial Goal Multiplier (the average of the Financial Goal Multipliers for fiscal 2018, 2019 and 2020) to determine the shares awarded to each named executive officer. At the end of the three-year performance period for the portion of Mr. Goeckeler’s annual grant made in July 2018 and in connection with the settlement of the shares, the Compensation Committee will certify results to determine the shares awarded to Mr. Goeckeler based solely on the Relative TSR Multiplier over the performance period. As fiscal 2018 was the first year of the applicable performance period for fiscal 2018 PRSUs, no shares were earned. However, the one-year TSR for fiscal 2018 was at the 87th percentile of the S&P 500 Index which would have resulted in a TSR Multiplier of 150% had the three-year performance period been a one-year performance period.

Earned Fiscal 2016 Awards (Fiscal 2016 — 2018)

The table below summarizes the applicable Financial Goal Multipliers, Average Financial Goal Multiplier and Relative TSR Multiplier for the PRSUs granted during fiscal 2016 and the percentage of PRSUs earned:

[1]	Earned PRSUs = Target PRSUs x (50% x Average Financial Goal Multiplier) + (50% x Relative TSR Multiplier).

Based on the multipliers as set forth in the table above, the fiscal 2016 PRSUs (for which the three-year performance cycle has been completed) were earned as follows reflecting our commitment to pay for performance:

Named Executive Officer	Target PRSUs	FY 2016 PRSUs Earned
Charles H. Robbins	374,500	355,149
Kelly A. Kramer	230,500	218,589
David Goeckeler	30,000	28,450

The payouts for PRSUs with a three-year performance period granted in fiscal 2016, 2015, and 2014 were as follows:

Other Fiscal 2016 Awards (TSR Only)

•

David Goeckeler Award. On May 28, 2015, in connection with the CEO transition, Mr. Goeckeler was granted PRSUs that are earned based on Cisco’s TSR relative to the S&P 500 Information Technology Index with the performance period divided over three separate measurement periods with (i) one-third covering the two-year period from the beginning of fiscal 2016 to the end of fiscal 2017; (ii) one-third covering the three-year period from the beginning of fiscal 2016 to the end of fiscal 2018; and (iii) one-third covering the three-year period from the beginning of fiscal 2017 to the end of fiscal 2019. The number of PRSUs that are earned based on each measurement period is determined by multiplying 1/3 of the target PRSUs by a Relative TSR Multiplier that was calculated in the same manner as the Relative TSR Multiplier for our other PRSUs but with reference to a different time period. The portion of Mr. Goeckeler’s respective

PRSU grant that was subject to the second measurement period was earned as follows based on relative TSR at the 44th percentile for the period from the beginning of fiscal 2016 to the end of fiscal 2018:

Named Executive Officer	Total Target PRSUs	Target PRSUs for First Measurement Period	36-Month TSR Multiplier	PRSUs Earned
David Goeckeler	37,500	12,500	87%	10,875

Target Values versus Accounting Values

Because the fiscal 2018 PRSUs include annual Financial Goal Multipliers and a three-year Relative TSR Multiplier, the values reported in the Summary Compensation Table are different than the target values set forth in the tables above. Because 50% of the value of the fiscal 2018 PRSUs are based on the Relative TSR Multiplier, FASB ASC Topic 718 requires that the value of the fiscal 2018 PRSUs reported in the Compensation Committee Matters — Fiscal 2018 Compensation Tables — Summary Compensation Table include the full value of the TSR component based on the probable outcome of the Relative TSR Multiplier. However, because the remaining 50% of the value of the fiscal 2018 PRSUs is based on separate measurements of our financial performance for each year in the three-year performance period, FASB ASC Topic 718 requires that the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. As a result, for the fiscal 2018 PRSUs, the Summary Compensation Table does not include the value of the PRSUs based on the annual financial metric goals for fiscal 2019 or fiscal 2020. Such amounts will be included as equity compensation in the Summary Compensation Table for fiscal 2019 and fiscal 2020, respectively, when the financial metrics are established. However, the Summary Compensation Table for fiscal 2018 does include a portion of the value of the fiscal 2016 PRSUs and the fiscal 2017 PRSUs based on the annual operational performance metrics set for those awards during fiscal 2018.

Vesting of RSUs and PRSUs

25% of the time-based RSUs will generally vest subject to a one-year cliff and quarterly vesting thereafter to reflect an emerging trend and to be competitive with our Peer Group. Subject to continued employment, any earned PRSUs will be settled following the completion of the performance period and final certification of the Compensation Committee. All outstanding unvested equity awards under Cisco’s 2005 Stock Incentive Plan will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness, or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.

Named Executive Officer New Hire Compensation

In March 2018, the Compensation Committee approved new hire cash bonus payments and equity grants for Ms. Martinez, our new Executive Vice President and Chief Customer Experience Officer, and Ms. Elliott, our new Executive Vice President and Chief Sales and Marketing Officer. The Compensation Committee approved these new hire compensation packages after consulting with FWC regarding market custom and practice for such packages. The Compensation Committee concluded that (i) the packages were in line with market practice and reasonable and necessary to hire these two unique candidates who have the potential to significantly increase shareholder value, (ii) the new hire cash bonus payments contain appropriate recoupment protections in the event of a premature exit, and (iii) the new hire inducement equity awards contain the appropriate amount and level of performance criteria.

New Hire Cash Bonus Payments

Ms. Martinez received a $13 million new hire cash bonus payment with 50% paid during fiscal 2018 (within 30 days following her start date) and 50% to be paid during fiscal 2019 (within 30 days following the first anniversary of her start date). This new hire cash bonus payment compensates Ms. Martinez for the unvested equity she forfeited by leaving Salesforce and is subject to pro-rata recoupment for each portion if she voluntarily terminates employment with Cisco or if her employment is terminated by Cisco for cause within 24 months of her start date or the first anniversary of her start date, respectively.

Ms. Elliott received a $10 million new hire cash bonus payment with 60% paid during fiscal 2018 (within 30 days following her start date) and 40% to be paid during fiscal 2019 (within 30 days following the first anniversary of her start date). This new hire cash bonus payment was offered to Ms. Elliott in order to induce her to return to an executive officer role at a major public company and take on the challenging goals Cisco has established for the new combined role of Executive Vice President and Chief Sales and Marketing Officer. The payment is subject to pro-rata recoupment for each portion if she voluntarily terminates employment with Cisco or if her employment is terminated by Cisco for cause within 24 months of her start date or the first anniversary of her start date, respectively.

New Hire Equity Awards

In March 2018, the Compensation Committee approved market competitive, new hire inducement equity awards for Ms. Martinez and Ms. Elliott to be comprised of approximately 50% PRSUs and 50% time-based RSUs (based on grant date value) as set forth in the table below.

Named Executive Officer	Target PRSUs	Max. PRSUs	Grant Value of PRSUs	Time- Based RSUs	Grant Value of Time-Based RSUs	Total Grant Value of New Hire Equity Awards
Maria Martinez	140,190	210,285	$6,000,132	148,350	$6,002,938	$12,003,070
Gerri Elliott	113,980	170,970	$5,000,303	118,100	$5,001,311	$10,001,614

The formula to determine the number of earned new hire PRSUs is set forth below:

Earned PRSUs = Target PRSUs x Relative TSR Multiplier

The Relative TSR Multiplier for the new hire PRSUs is calculated in the same manner as it is calculated for the fiscal 2018 PRSUs to the other named executive officers, except the performance period for the new hire PRSUs to Ms. Martinez and Ms. Elliott is the two-year period covering fiscal years 2019 through 2020, not the three-year period covering fiscal years 2018 through 2020. Following the completion of the two-year performance period, the Relative TSR Multiplier is determined and certified by the Compensation Committee in the same manner as described above for the fiscal 2018 equity awards.

The vesting of the new hire equity awards is subject to continued employment. 25% of the time-based RSUs to Ms. Martinez will vest in June of 2019 and quarterly thereafter. 50% of the time-based RSUs to Ms. Elliott will vest in June of 2019 and 50% will vest in June of 2020. Any earned PRSUs will be settled following the completion of the performance period and final certification of the Compensation Committee. All outstanding unvested equity awards under Cisco’s 2005 Stock Incentive Plan will vest in full (at target levels for PRSUs), and, if applicable, become immediately exercisable in the event of the named executive officer’s death, terminal illness, or if Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity.

Retirement

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement assistance requirements and covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the applicable three-year performance period.

Cisco believes that the retirement vesting feature of all PRSUs is an appropriate and necessary retention tool because it provides protection to the named executive officers in light of the three-year PRSU performance period and is a prevalent practice among the companies within the Peer Group that grant similar equity awards with multi-year performance periods. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

See the “Compensation Committee Matters — Fiscal 2018 Compensation Tables — Grants of Plan-Based Awards — Fiscal 2018” table for additional information regarding these equity grants to the named executive officers and the “Potential Payments upon Termination or Change in Control” section for additional information regarding these grants to the named executive officers and all other outstanding equity awards previously granted to the named executive officers.

Cisco does not provide for any single-trigger golden parachute arrangements or golden parachute excise tax gross-up arrangements for its named executive officers, nor does it provide employment agreements with cash severance provisions.

Perquisites

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on their role with Cisco. Consequently, under Cisco’s “no perks” policy, Cisco’s executive officers generally will not be entitled to receive any special benefits, except as provided below:

•

Health Benefits — Executive officers may choose to have an annual executive health screening and other benefits at Cisco’s expense. Executive health physicals and related benefits assist both the executive officer and Cisco by ensuring health risks are minimized.

•

Aircraft Policy — Our CEO and our other executive officers may occasionally use our corporate aircraft for personal use, subject to availability, provided they reimburse Cisco for the incremental cost of the flight. Because the leased corporate aircraft is used primarily for business travel, Cisco requires reimbursement for the incremental cost of the flight (these costs do not include fixed costs that do not change based on usage). The reimbursable incremental cost for personal use includes, when applicable, the following costs: fuel, landing/parking fees, crew fees and expenses, custom fees, flight services/charts, variable maintenance costs, inspections, catering, aircraft supplies, telephone usage, trip-related hangar rent and parking costs, plane repositioning costs (deadhead flights), occupied variable fees, and other miscellaneous expenses. Cisco does not seek reimbursement of fixed costs such as monthly management fees, lease payments, crew salaries, maintenance costs not related to trips, training, home hangaring, general taxes and insurance, and services support, as these costs are generally incurred for business purposes. In addition, occasionally, guests of named executive officers are permitted to ride along on Cisco’s leased corporate aircraft when the aircraft is already going to a specific destination for a business purpose, provided there is no more than de minimis incremental cost. On such occasions, the named executive officer will be subject to imputed income at the Standard Industrial Fare Level (SIFL) rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income.

•

Personal Security — Consistent with prevalent practices among large, multinational companies, and based on an independent third-party security study, Cisco provides security personnel for the CEO and his family members for business travel and certain non-business travel. The Compensation Committee must pre-approve security for the CEO and his family members on non-business trips when the aggregate cost for such trips per fiscal year will equal or exceed $25,000. The Chair of the Compensation Committee must pre-approve any security recommended by Cisco Security or a third-party security vendor for families traveling with executive officers other than the CEO on business trips and for such executive officers and, if applicable, their families on non-business trips. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. The incremental cost of security expenses for Cisco security personnel is their meals, lodging, and travel, but generally not their compensation because Cisco already incurs that cost for business purposes. The incremental cost of third-party security vendors is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost. Cisco does not consider the provision of such security to be a perquisite since the need for security arises from the nature of the executive officer’s employment by Cisco and the provision of such security is provided to mitigate risks to Cisco’s business. Pursuant to SEC guidance, we have reported the aggregate incremental costs in the “All Other Compensation” column of the Summary Compensation Table.

•

Relocation Benefits — Executive officers who are relocating within the United States may be entitled to the benefits determined with reference to Cisco’s domestic relocation policy for Senior Vice Presidents and above, as amended from time to time. In addition, executive officers who are relocating to another country may be entitled to the benefits determined with reference to Cisco’s international assignment and relocation policy for Senior Vice Presidents and above, as amended from time to time. These relocation benefits are permitted in order to give the Compensation Committee the flexibility to provide market competitive benefits and enable an orderly transition for Senior Vice Presidents relocating within the United States or to another country.

•

Required Business Trips Where Spouses/Partners are Expected to Attend — Cisco will pay for or reimburse spousal/partner travel and personal expenses only in connection with business-related events where Cisco executive officers are required to attend and where the presence of spouses/partners is expected; provided however, for each named executive officer, the aggregate amount of spousal/partner travel and personal expenses paid for by Cisco in a fiscal year must be less than $10,000. If a named executive officer’s spousal/partner travel and personal expenses are in excess of such limit, the named executive officer will be responsible for such excess amounts and will reimburse Cisco.

•

Gross-Ups — Cisco does not provide for tax gross-ups in connection with any of the foregoing items except in the case of tax equalization and tax adjustments under Cisco’s international assignment and relocation policy.

Deferred Compensation Plan

The Deferred Compensation Plan is available to all U.S. employees with the title of director or above, including the named executive officers. The Deferred Compensation Plan provides an opportunity for individual retirement savings on a tax- and cost-effective basis on compensation above the Code limits under the Cisco Systems, Inc. 401(k) Plan (the “401(k) Plan”). Cisco does not sponsor a supplemental executive retirement plan or a defined benefit pension plan. Cisco matches deferrals at the same percentage as made under the 401(k) Plan. Those matching contributions are described in footnote 2 to the “Compensation Committee Matters — Fiscal 2018 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2018” table below.

Fiscal 2019 Compensation Approach

•	Base Salaries — The Compensation Committee does not intend at this time to make any adjustments to the annual base salaries for the named executive officers.

•

Variable Cash Incentive Awards — Awards under the EIP for fiscal 2019 are based on the same one-year financial performance metrics as were used in fiscal 2018 and the specific financial targets will be the same as those used under the company-wide bonus plan. The Compensation Committee again incorporated a maximum average IPF based on company performance. For fiscal 2019, the target bonus is based on a CPF of 1.0 and Cisco’s financial performance must exceed its fiscal 2019 financial plan established by the Board of Directors for the CPF to exceed 1.0.

•

Long-Term, Equity-Based Incentive Awards — On September 18, 2018, the Compensation Committee granted the following equity awards to the named executive officers below (75% PRSU/25% RSUs) and the PRSUs were granted using a three-year performance period and the same performance metrics (but not goals) that were used in fiscal 2018.

Named Executive Officer	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units
Charles H. Robbins	276,454	99,940
Kelly A. Kramer	157,974	57,109
David Goeckeler	157,974	57,109
Maria Martinez	126,379	45,687
Gerri Elliott	126,379	45,687

Executive Compensation Governance Components

Our Culture of Ownership

As noted above, a core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. To further this goal, Cisco has a long-standing policy regarding minimum ownership of shares by Cisco’s executive officers.

These minimum ownership requirements call for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least five times the CEO’s annual base salary and for each other executive officer to own shares of Cisco’s common stock having a value equal to at least three times the executive officer’s annual base salary. The CEO and each other executive officer have five years from the date of their respective appointment to attain their minimum ownership level.

Position	Required Share Ownership (Multiple of Base Salary)
CEO	5x
Executive Officers	3x

As of October 15, 2018, all of our executive officers were either exceeding the minimum stock ownership requirements or were on track to comply in the relevant timeframe.

Recoupment (or “clawback”) Policy

Cisco has a long-standing recoupment policy for cash incentive awards paid to executive officers under Cisco’s annual cash incentive plan, the EIP. In the event of a restatement of incorrect financial results, this policy would enable the Compensation Committee, if it determined appropriate and subject to applicable laws, to seek reimbursement of the incremental portion of EIP awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results. Cisco’s long-term, equity-based incentive award plans also generally provide for forfeiture if a named executive officer participates in activities detrimental to Cisco or is terminated for misconduct. We are monitoring the proposed SEC rules on recoupment and plan to modify our recoupment policy in accordance with any applicable final SEC rules.

Compensation Risk Management

The Compensation Committee’s annual review and approval of Cisco’s compensation philosophy and strategy includes the review of compensation-related risk management. In this regard, the Compensation Committee reviews Cisco’s compensation programs for employees and executives, including the variable cash incentive plans and long-term, equity-based incentive awards, and does not believe that the compensation program creates risks that are reasonably likely to have a material adverse effect on Cisco.

As part of this review, the Compensation Committee evaluates the need to engage independent consultants for specific assignments and did engage FWC during fiscal 2018 to deliver a report and assist with the risk assessment of Cisco’s executive compensation program.

FWC advised that Cisco’s executive compensation program:

•	maintains an appropriate pay philosophy,

•	uses an appropriate, objectively selected peer group to support decision-making,

•	reflects best-in-class design and governance practices in key areas,

•	supports business objectives,

•	mitigates compensation-related risk through a balanced structure and related policies such as ownership guidelines, pledging prohibitions, etc., and

•	reviews actual pay delivery from performance-based incentives to confirm the rigor of goal setting and the alignment with performance.

The Compensation Committee also determined that Cisco’s commission and sales incentive plans for employees at all levels are based on measurable and verifiable sales goals that are aligned with Cisco’s company-wide revenue and operating income goals for its bonus plan for executives. In addition, total target incentive compensation for all employees is a small percentage of total sales and revenue, and incentive opportunities under these plans are capped. Management also retains discretion to reduce incentive amounts in appropriate circumstances.

Compensation Process

The Compensation Committee begins its process of deciding how to compensate Cisco’s named executive officers by considering the competitive market data provided by its independent compensation consultant and the Human Resources Department. The Compensation Committee engaged FWC to provide advice and recommendations on competitive market practices and specific compensation decisions. For purposes of evaluating competitive practices, the Compensation Committee, with assistance from FWC, identified criteria to select a list of companies that comprise Cisco’s peer group.

Peer Group and Benchmarking

The Compensation Committee approved a peer group in March 2017, which was used to establish compensation targets and guide decisions prior to March 2018. FWC subsequently prepared a peer group study and recommended that no changes be made to the peer group, which recommendation was approved by the Compensation Committee and the same peer group continued to be used effective March 2018. We refer to the peer group below as the “Peer Group” in this Proxy Statement. The Compensation Committee may also decide to use data accumulated by management regarding compensation practices of companies where Cisco regularly competes for talent as an additional point of reference.

How the Peer Group was Selected

The members of the Peer Group are based on the following objective criteria, recommended by FWC:

•	Major information technology companies with related Global Industry Classification Standard (GICS) codes 4510, 4520 and 4530,

•	A three-year rolling average market capitalization greater than $30 billion (based on the trailing 12-quarter average), and

•	Revenues greater than $10 billion (based on the trailing four quarter averages).

Peer Group Members

Accenture	Facebook	Microsoft
ADP	Hewlett-Packard Enterprise	Oracle
Alphabet	HP Inc.	Qualcomm
Apple	IBM	Texas Instruments
Broadcom	Intel	Visa

How We Use the Peer Group

The positions of Cisco’s named executive officers were compared to their counterpart positions in the Peer Group, and the compensation levels for comparable positions in the Peer Group were examined for guidance in determining:

•	base salaries,

•	variable cash incentive awards, and

•	the amount and mix of long-term, equity-based incentive awards.

The Compensation Committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.

How the Compensation Committee Makes Decisions and Policies

The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although from time to time it seeks input and recommendations from the CEO and the Human Resources Department. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation. The Compensation Committee reports to the Board of Directors on the major items covered at each Compensation Committee meeting. FWC has worked directly with and on behalf of the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities; and will undertake no projects for management except at the request of the Compensation Committee chair, and in the capacity of the Compensation Committee’s agent where such projects are in direct support of the Compensation Committee’s charter. The Compensation Committee assessed the independence of FWC during fiscal 2018 and believes that there are no conflicts of interest. In reaching this conclusion, the Compensation Committee considered applicable SEC rules and regulations and the corresponding Nasdaq independence factors regarding compensation advisor independence.

In determining executive compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to Cisco and to its executives. To maintain maximum flexibility in designing compensation programs, the Compensation Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. For example, the cash incentive awards paid to named executive officers and the PRSUs awarded to named executive officers for fiscal 2018 are intended to comply with the exemption for performance-based compensation under Code Section 162(m), but the RSUs with time-based vesting granted to the named executive officers in fiscal 2018 are subject to the deduction limits of Code Section 162(m). The Tax Cuts and Jobs Act repealed the exemption for performance-based compensation under Code Section 162(m) for tax years commencing after December 31, 2017. However, certain compensation is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based” as defined in Code Section 162(m) and subject to a written binding contract under applicable law in effect as of November 2, 2017 that is not later modified in any material respect.

The Compensation Committee considers the accounting consequences to Cisco of different compensation decisions and the impact on shareholder dilution; however, neither of these factors by themselves will compel a particular compensation decision.

The Compensation Committee annually grants long-term, equity-based incentive awards to executive officers after the close of the prior fiscal year and the review and evaluation of each executive officer’s performance. The Compensation Committee’s policy is to generally grant equity awards only during open trading windows and to establish grant dates in advance, generally establishing those dates near the beginning of each fiscal year.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation and Management Development Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with Cisco’s management. Based on that review and those discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Cisco’s Annual Report on Form 10-K for its 2018 fiscal year.

Submitted by the Compensation and Management Development Committee

Roderick C. McGeary, Chairperson

Carol A. Bartz

M. Michele Burns

Brenton L. Saunders

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2018 were: Roderick C. McGeary (Chairperson), Carol A. Bartz, M. Michele Burns and Brenton L. Saunders. No member of this committee was at any time during fiscal 2018 or at any other time an officer or employee of Cisco, and no member of this committee had any relationship with Cisco requiring disclosure under Item 404 of Regulation S-K. No executive officer of Cisco has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during fiscal 2018.

Fiscal 2018 Compensation Tables

The following table, footnotes and related narrative sets forth the “total compensation” earned by the named executive officers for services rendered in all capacities to Cisco and its subsidiaries for each of the last three or fewer fiscal years during which such individuals were designated as named executive officers. The salary, bonus and non-equity incentive plan compensation columns set forth below reflect the actual amounts paid for the relevant fiscal years, while the stock awards and option awards columns reflect accounting values. For the actual amounts of compensation related to long-term equity incentives, see the “Option Exercises and Stock Vested — Fiscal 2018” table below. Cisco’s named executive officers for fiscal 2018 include Cisco’s CEO, CFO, and the three most highly compensated executive officers (other than CEO and CFO) who were serving as executive officers at the end of fiscal 2018.

Summary Compensation Table

Name and Principal Position (1)	Fiscal Year (1)	Salary ($) (2)	Bonus ($)		Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Charles H. Robbins	2018	$1,231,250	$—		$14,940,771	—	$4,990,711	$121,607	$21,284,339
Chairman and Chief	2017	$1,187,308	$—		$12,873,491	—	$2,532,352	$160,613	$16,753,764
Executive Officer	2016	$1,172,115	$—		$10,277,074	—	$4,486,725	$103,657	$16,039,571

Kelly A. Kramer	2018	$763,750	$—		$8,751,410	—	$1,857,206	$67,531	$11,439,897
Executive Vice President and	2017	$735,000	$—		$7,084,573	—	$940,653	$43,995	$8,804,221
Chief Financial Officer	2016	$749,135	$500,000	(6)	$5,974,708	—	$1,821,771	$11,925	$9,057,539

David Goeckeler	2018	$748,077	$—		$8,458,949	—	$1,823,312	$64,322	$11,094,660
Executive Vice President and General Manager, Networking and Security Business

Maria Martinez	2018	$194,712	$6,500,000	(7)	$12,003,070	—	$400,569	$246,554	$19,344,905
Executive Vice President and Chief Customer Experience Officer

Gerri Elliott	2018	$187,500	$6,000,000	(8)	$10,001,614	—	$385,941	$273,369	$16,848,424
Executive Vice President and Chief Sales and Marketing Officer

(1)

Mr. Goeckeler was promoted to Executive Vice President and General Manager, Networking and Security Business as of July 31, 2017, Ms. Martinez was appointed to Executive Vice President and Chief Customer Experience Officer as of April 16, 2018, and Ms. Elliott was appointed to Executive Vice President and Chief Sales and Marketing Officer as of April 30, 2018. None of them were named executive officers in fiscal 2017 or 2016.

(2)	Fiscal 2016 was a 53-week fiscal year, and the salary amounts for fiscal 2016 reflect the extra week’s salary earned during that fiscal year.

(3)

The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs and RSUs granted during the applicable fiscal year under the 2005 Stock Incentive Plan. See below for more information on, and assumptions used for, the grant date fair value of the PRSUs. For time-based awards, the grant date fair value was determined using the closing share price of Cisco common stock on the date of grant, adjusted for the present value of expected dividends.

The PRSUs awarded in fiscal 2018, 2017 and fiscal 2016 are generally based on the three-year performance cycle of (i) fiscal 2018 through fiscal 2020, (ii) fiscal 2017 through fiscal 2019, and (iii) fiscal 2016 through fiscal 2018, respectively. The performance metrics for 50% of the PRSUs are based on operating goal performance, and the performance metric for the remaining 50% of the PRSUs is Cisco’s relative TSR, except that the performance metric for the PRSUs awarded to Mr. Goeckeler in July 2018, Ms. Martinez in April 2018, and Ms. Elliott in April 2018, respectively, was based 100% on Cisco’s relative TSR. The metrics used to determine the number of PRSUs earned relative to operating goal performance are operating cash flow and EPS based on annual goals, pre-established at the beginning of each applicable fiscal year, which was intended to comply with the exemption for performance-based compensation under Code Section 162(m); provided, that, as described above only the portion that is grandfathered will continue to qualify for such exemption. These operating goal performance metrics are reviewed at the end of each fiscal year and any PRSUs are earned based on the average performance over the three applicable fiscal years, subject to the Compensation Committee’s approval. The probable and maximum values are based upon achieving the target or maximum level of performance as of the date the goals were set. The performance periods for the PRSUs earned based on Cisco’s relative TSR are described in the “Compensation Committee Matters — Fiscal 2018 Compensation Tables — Grants of Plan-Based Awards — Fiscal 2018” table. See the “Fiscal 2018 Compensation” section in the CD&A for a more complete description of the PRSUs.

The table below sets forth the grant date fair value for PRSUs awarded in fiscal 2018, 2017 and 2016.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($) (a)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($) (a)	Market-Related Component Grant Date Fair Value ($) (b)
Charles H. Robbins	2018	$5,424,368	$8,136,552	$5,810,340
	2017	$4,223,574	$6,335,361	$5,265,725
	2016	$2,702,659	$4,053,989	$4,563,283
Kelly A. Kramer	2018	$3,182,404	$4,773,606	$3,400,185
	2017	$2,278,409	$3,417,613	$2,925,740
	2016	$1,312,143	$1,968,214	$2,808,643
David Goeckeler	2018	$1,289,969	$1,934,955	$4,691,704
Maria Martinez	2018	$—	$—	$6,000,132
Gerri Elliott	2018	$—	$—	$5,000,303

(a)

Because the performance-related component for PRSUs that contain operating goals is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved as follows:

(i)

the amounts for fiscal 2018 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2018, fiscal 2017 and fiscal 2016 based upon the probable or target outcome of the fiscal 2018 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2018 operating goal performance-related component as of the date the goals were set;

(ii)

the amounts for fiscal 2017 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2017, fiscal 2016 and fiscal 2015 based upon the probable or target outcome of the fiscal 2017 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2017 operating goal performance-related component as of the date the goals were set; and

(iii)

the amounts for fiscal 2016 represent the grant date fair value for the operating goal performance-related component of the PRSUs awarded in fiscal 2016, fiscal 2015 and fiscal 2014 based upon the probable or target outcome of the fiscal 2016 operating goal performance-related component as of the date the goals were set and based upon achieving the maximum level of performance under the fiscal 2016 operating goal performance-related component as of the date the goals were set.

For additional description of the actual amounts earned for the fiscal 2016 PRSUs, see the “Fiscal 2018 Compensation — Long-Term, Equity-Based Incentive Awards — Earned Fiscal 2016 Awards (Fiscal 2016 — 2018)” section in the CD&A above.

(b)

Represents the grant date fair value for the market-related TSR component, which is not subject to probable or maximum outcome assumptions. The metric used to determine the number of PRSUs earned with respect to the TSR component is Cisco’s TSR compared to the S&P 500 Information Technology Index for fiscal year 2016 and 2017 grants, and the S&P 500 Index for fiscal year 2018 grants, in each case, over a three fiscal year period. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model.

The following table includes the assumptions used to calculate the grant date fair value of PRSU awards reported for fiscal 2018, 2017 and 2016.

		Assumptions (Operating Goal)			Assumptions (TSR Goal)
PRSU Award	Fair Value ($)	Range of Risk Free Interest Rate (%)	Dividend Yield (%)	Fair Value ($)	Cisco Volatility (%)	Risk Free Interest Rate (%)	Dividend Yield (%)
Fiscal 2018
7/25/2018 PRSUs	N/A	N/A	N/A	42.31	20.61	2.73	3.06
4/30/2018 PRSUs	N/A	N/A	N/A	43.87	19.74	2.51	2.98
4/16/2018 PRSUs	N/A	N/A	N/A	42.80	20.49	2.41	3.05
9/20/2017 PRSUs	28.91	0.98 - 1.60	3.56	32.46	20.60	1.58	3.56
Year 2 of 9/21/2016 PRSUs	30.03	0.98 - 1.45	3.56	N/A	N/A	N/A	N/A
Year 3 of 9/9/2015 PRSUs	31.45	0.98 - 1.32	3.56	N/A	N/A	N/A	N/A

Fiscal 2017
9/21/2016 PRSUs	28.02	0.12 - 0.92	3.32	30.35	20.82	0.90	3.32
Year 2 of 9/9/2015 PRSUs	29.29	0.12 - 0.79	3.32	N/A	N/A	N/A	N/A
Year 3 of 9/10/2014 PRSUs	30.32	0.12 - 0.61	3.32	N/A	N/A	N/A	N/A

Fiscal 2016
9/9/2015 PRSUs	23.45	0.02 - 1.06	3.24	24.37	21.81	1.02	3.24
Year 2 of 9/10/2014 PRSUs	24.27	0.02 - 0.75	3.24	N/A	N/A	N/A	N/A
Year 3 of 9/18/2013 PRSUs	25.10	0.02 - 0.39	3.24	N/A	N/A	N/A	N/A

(4)

The amounts listed in the Non-Equity Incentive Plan Compensation column for fiscal 2018, 2017 and 2016 reflect the cash awards paid under the EIP for performance in the applicable fiscal year. See the “Fiscal 2018 Compensation” section in the CD&A for a more complete description of how the variable cash incentive awards were determined for fiscal 2018.

(5)

For fiscal 2018, includes actual and estimated matching contributions by Cisco under the Deferred Compensation Plan, matching contributions that Cisco made under the 401(k) Plan, and other perquisites and personal benefits, as set forth in the table below.

Name	Matching Contributions under Deferred Compensation Plan ($) (a)	Matching Contributions under 401(k) Plan ($)	Other ($) (b)
Charles H. Robbins	$55,156	$12,375	$ 54,076(c)
Kelly A. Kramer	$55,156	$12,375	$ —
David Goeckeler	$51,947	$12,375	$ —
Maria Martinez	$ —	$12,375	$234,179(d)
Gerri Elliott	$ —	$8,438	$264,931(e)

(a)

This includes matching contributions related to fiscal 2018 salary and non-equity incentive plan compensation deferred during calendar year 2017 as well as fiscal 2018 salary and non-equity incentive plan compensation deferred during calendar year 2018 that is expected to be credited at the end of calendar year 2018. See the “Compensation Committee Matters — Fiscal 2018 Compensation Tables — Nonqualified Deferred Compensation — Fiscal 2018” section for more information.

(b)

In fiscal 2018, occasionally, guests of the named executive officers were permitted to ride along on Cisco’s leased corporate aircraft when the aircraft was already going to a specific destination for a business purpose, provided there was no more than a de minimis incremental cost. In fiscal 2018, the named executive officers were also permitted to occasionally use the aircraft for non-business travel, subject to availability and reimbursing Cisco for the incremental cost of the flight. On such occasions, the named executive officer will be subject to imputed income at the SIFL rates for any personal passengers on that flight, and Cisco does not provide tax gross-ups for such imputed income. See the “Fiscal 2018 Compensation — Perquisites” section in the CD&A for the method Cisco used in determining the reimbursable incremental cost for personal use.

(c)

The amount listed in the “All Other Compensation” column for fiscal 2018 for Mr. Robbins also includes security expenses relating to non-business travel and spousal travel while accompanying Mr. Robbins on a business trip. In addition, Cisco security practices provide that the CEO may be driven to and from work by an authorized car service and personal security driver. Cisco does not consider these security expenses to be personal benefits since these expenses arise from the nature of Mr. Robbins’ employment by Cisco. However, the disclosure regulations require certain security expenses to be reported as personal benefits. The amount reported for such security expenses is the incremental cost to Cisco of providing security personnel employed by Cisco and third-party security vendors. For Cisco security personnel, the incremental cost includes meals, lodging and travel. Compensation is not included because Cisco already incurs that cost for business purposes. For third-party security vendors, the incremental cost is their actual cost. The incremental cost for the authorized car service and personal security driver is the actual cost. The amount listed for Mr. Robbins also includes $31,622 in mortgage interest assistance payments that were made pursuant to Cisco’s domestic relocation policy for Senior Vice Presidents and above in connection with Mr. Robbins’ relocation within the United States in fiscal 2013. In addition, the amount listed for Mr. Robbins includes executive health physicals and other benefits, and reimbursement for personal expenses in connection with a business trip to recognize sales personnel achievements where the presence of spouses/partners was expected.

(d)

Ms. Martinez relocated within the United States in April 2018. The amount listed in the “All Other Compensation” column for Ms. Martinez for fiscal 2018 includes $77,885 for a relocation allowance, $44,540 for housing assistance, and certain other relocation benefits received or expenses incurred in fiscal 2018, each pursuant to Cisco’s domestic relocation policy for Senior Vice Presidents and above. The amount also includes $96,400 for tax restoration benefits made pursuant to Cisco policy for relocation and domestic partner health benefits.

(e)

Ms. Elliott relocated within the United States in April 2018. The amount listed in the “All Other Compensation” column for Ms. Elliott for fiscal 2018 includes $86,538 for a relocation allowance, $59,256 for housing assistance, and certain other relocation benefits received or expenses incurred in fiscal 2018, each pursuant to Cisco’s domestic relocation policy for Senior Vice Presidents and above. The amount also includes $107,498 for related tax restoration benefits.

(6)

In connection with her appointment to CFO and as consideration for a waiver of all remaining benefits due to Ms. Kramer after December 31, 2014 pursuant to a prior offer letter, the Compensation Committee approved the payment to Ms. Kramer of $1 million, with $500,000 paid in January 2015 and the balance paid in January 2016.

(7)

As part of her new hire compensation package and as consideration for the compensation she forfeited when she left Salesforce, the Compensation Committee approved the payment to Ms. Martinez of a $13 million new hire cash bonus payment with $6.5 million paid in June 2018 and the balance payable in May 2019, subject to her continued employment with Cisco on such payment date.

(8)

As part of her new hire compensation package, the Compensation Committee approved the payment to Ms. Elliott of a $10 million new hire cash bonus payment with $6 million payable in May 2018 and the balance payable in May 2019, subject to her continued employment with Cisco on such payment date.

The following table provides information on cash-based performance awards, stock unit awards and stock option awards in fiscal 2018 to each of Cisco’s named executive officers. There can be no assurance that the Grant Date Fair Value, as listed in this table, of the Stock Unit and Stock Option Awards will ever be realized. These Grant Date Fair Value amounts also are included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.

Grants of Plan-Based Awards — Fiscal 2018

								All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (1)	Maximum (#)
Charles H. Robbins	(3)	—	$2,769,540	$6,646,896
	9/20/17(4)				—	358,000	537,000				$7,535,463
	9/20/17(5)							124,400			$3,706,063
Kelly A. Kramer	(3)	—	$1,030,636	$2,473,526
	9/20/17(4)				—	209,500	314,250				$4,409,711
	9/20/17(5)							72,800			$2,168,821
David Goeckeler	(3)	—	$1,011,827	$2,428,384
	9/20/17(4)				—	184,800	277,200				$3,889,824
	7/25/18(6)				20,000	40,000	60,000				$1,692,400
	9/20/17(5)							64,200			$1,912,614
	7/25/18(7)							14,000			$564,662
Maria Martinez	(3)	—	$260,618	$625,482
	4/16/18(8)				70,095	140,190	210,285				$6,000,132
	4/16/18(9)							148,350			$6,002,938
Gerri Elliott	(3)	—	$251,100	$602,640
	4/30/18(8)				56,990	113,980	170,970				$5,000,303
	4/30/18(10)							118,100			$5,001,311

(1)

Each of the awards will vest in full (at target levels for PRSUs) in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. In addition, pursuant to a Compensation Committee policy which can be revoked or changed at any time, if the holder of an award dies or becomes terminally ill, his or her award will generally vest in an amount equal to the greater of 100% of the unvested shares subject to the award (at target levels for PRSUs) up to a total value of $10 million, net of aggregate exercise or purchase price, or up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to the award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

(2)

Excludes the grant date fair value for the operating goal performance-related component of the fiscal 2017 and fiscal 2016 awards based on the probable or target outcome of the fiscal 2018 operating goal performance-related component because these PRSUs were not awarded in fiscal 2018. The amounts included in the “Stock Awards” column of the Summary Compensation Table for fiscal 2018 related to the PRSUs awarded in fiscal 2017 and 2016 in aggregate are as follows: $3,699,245 for Mr. Robbins; $2,172,878 for Ms. Kramer; and $399,449 for Mr. Goeckeler.

(3)

These rows represent possible payouts pursuant to the annual cash incentive awards under the EIP for fiscal 2018. The EIP did not contain any threshold value for fiscal 2018. For more information about these payments, see the CD&A.

•	For Mr. Robbins, the target and maximum values are calculated by multiplying 225% (target) and 540% (maximum), respectively, by his pro-rated annual base salary in effect during fiscal 2018.

•

For Ms. Kramer, Mr. Goeckeler, Ms. Martinez, and Ms. Elliott, the target and maximum values are calculated by multiplying 135% (target) and 324% (maximum), respectively, by his or her pro-rated annual base salary during fiscal 2018.

(4)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the fiscal 2018 performance period, as further described in the CD&A. In September 2017, each of Mr. Robbins, Ms. Kramer and Mr. Goeckeler was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on operating cash flow, EPS and relative TSR over the three fiscal year performance cycle starting with fiscal 2018, with a maximum award equal to 150% of the target grant. There was no threshold number for these PRSUs for fiscal 2018. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 3 to the Summary Compensation Table above.

(5)

Granted under the 2005 Stock Incentive Plan and vests 25% on November 10, 2018, and 6.25% quarterly thereafter. Each award is settled in shares on each vesting date, except for the award to Mr. Robbins for which he elected to defer settlement until his separation from service with Cisco in accordance with Code Section 409A.

(6)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the three-year performance period covering fiscal 2019, fiscal 2020 and fiscal 2021, as further described in the CD&A. In July 2018, Mr. Goeckeler was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on relative TSR for the three-year performance period covering fiscal 2019, fiscal 2020 and fiscal 2021, with a threshold award equal to 50% of the target grant and a maximum award equal to 150% of the target grant. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 3 to the Summary Compensation Table above.

(7)	Granted under the 2005 Stock Incentive Plan and vests 25% on August 10, 2019, and 6.25% quarterly thereafter.

(8)

The amounts shown in these rows reflect, in share amounts, the target and maximum potential awards of PRSUs for the two-year period covering fiscal 2019 and fiscal 2020, as further described in the CD&A. In April 2018, Ms. Martinez and Ms. Elliot each was awarded PRSUs under the 2005 Stock Incentive Plan, which are subject to the satisfaction of pre-determined performance metrics based on relative TSR over the two-year period covering fiscal 2019 and fiscal 2020, with a threshold award equal to 50% of the target grant and a maximum award equal to 150% of the target grant. The potential awards were performance-based and were completely at risk. For additional detail on the grant date fair value of the PRSUs, see footnote 3 to the Summary Compensation Table above.

(9)	Granted under the 2005 Stock Incentive Plan and vests 25% on June 10, 2019, and 6.25% quarterly thereafter.

(10)	Granted under the 2005 Stock Incentive Plan and vests 50% on June 10, 2019 and 50% on June 10, 2020.

The following table shows the number of Cisco common shares covered by exercisable and unexercisable stock options, and the number of Cisco unvested restricted stock units, held by Cisco’s named executive officers as of July 28, 2018.

Outstanding Equity Awards At 2018 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) *	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) *
Charles H. Robbins
					355,149	(8)	$15,118,693
					38,200	(1)	$1,626,174
					63,100	(7)	$2,686,167
					88,950	(12)	$3,786,602
					124,400	(16)	$5,295,708
								347,000	(13)	$14,771,790
								537,000	(17)	$22,860,090
Kelly A. Kramer					218,589	(8)	$9,305,334
					12,500	(1)	$532,125
					8,750	(2)	$372,488
					38,850	(7)	$1,653,845
					49,425	(12)	$2,104,022
					72,800	(16)	$3,099,096
								192,800	(13)	$8,207,496
								314,250	(17)	$13,377,623
David Goeckeler
					10,875	(5)	$462,949
					28,450	(8)	$1,211,117
					10,000	(1)	$425,700
					10,000	(3)	$425,700
					25,001	(4)	$1,064,293
					15,000	(7)	$638,550
					26,667	(9)	$1,135,214
					75,000	(10)	$3,192,750
					75,000	(11)	$3,192,750
					36,300	(12)	$1,545,291
					60,750	(14)	$2,586,128
					62,500	(15)	$2,660,625
					64,200	(16)	$2,732,994
					14,000	(22)	$595,980
								12,500	(6)	$532,125
								48,400	(13)	$2,060,388
								277,200	(17)	$11,800,404
								40,000	(23)	$1,702,800
Maria Martinez
					148,350	(18)	$6,315,260
								140,190	(19)	$5,967,888
Gerri Elliott
					118,100	(20)	$5,027,517
								113,980	(21)	$4,852,129

*

The market values of the RSUs that have not vested and the unearned PRSUs are calculated by multiplying the number of units shown in the table by the closing share price of Cisco common stock on July 27, 2018, which was $42.57.

Vesting Schedule for Unvested Restricted Stock Units

Note	Grant Dates	Incremental Vesting Dates
(1)	9/10/14	25% on 9/11/15; 25% annually for next 3 years
(2)	11/21/14	25% on 11/20/15; 25% annually for next 3 years
(3)	1/28/15	25% on 2/19/16; 25% annually for next 3 years
(4)	5/28/15	One-third on 9/11/17; one-third annually for next 2 years
(5)	5/28/15

PRSUs that are earned and settled subject to: (i) Cisco’s TSR relative to the S&P 500 Information Technology Index with the performance period divided over three separate measurement periods with (a) one-third covering the two-year period from the beginning of fiscal 2016 to the end of fiscal 2017 (the “First Measurement Period”), (b) one-third covering the three-year period from the beginning of fiscal 2016 to the end of fiscal 2018 (the “Second Measurement Period”) and (c) one-third covering the three-year period from the beginning of fiscal 2017 to the end of fiscal 2019 (the “Third Measurement Period”) and (ii) the executive officer’s employment through each applicable settlement date. Represents shares earned and settled on 9/11/2018 under such PRSUs for the Second Measurement Period based on Cisco’s relative TSR performance during this period and the executive officer’s employment through the settlement date. These shares were earned following certification of the TSR performance goals by the Compensation Committee and the service requirement being satisfied. The portion of the award that is earned subject to Cisco’s relative TSR performance during the Third Measurement Period is described in the “Number of Unearned Shares, Units or Other Rights That Have Not Vested” column and Note 6.

(6)	5/28/15

PRSUs that are earned and settled subject to the vesting schedule described in Note 5. The number of shares and potential payout value for the PRSUs for the Third Measurement Period reflect payout at target since Cisco’s relative TSR performance for the first and second years of the Third Measurement Period did not exceed the target level. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof. The portion of the award that is earned subject to Cisco’s relative TSR performance during the Second Measurement Period is described in the “Number of Shares or Units of Stock That Have Not Vested” column and Note 5.

(7)	9/9/15	25% on 9/11/16; 25% annually for next 3 years
(8)	9/9/15

Represents shares earned and settled on 9/11/18 under fiscal 2016 PRSUs based on Cisco’s performance through the end of the three-year performance period covering fiscal 2016, fiscal 2017 and fiscal 2018 and the executive officer’s employment through settlement date. These shares were earned following certification of the operating and TSR performance goals under the fiscal 2016 PRSUs by the Compensation Committee and the service requirement being satisfied.

(9)	1/27/16	One-third on 2/19/18; one-third annually for next 2 years
(10)	6/1/16	25% on 6/11/17; 25% annually for next 3 years
(11)	7/27/16	25% on 9/11/17; 25% annually for next 3 years
(12)	9/21/16	25% on 11/20/17; 25% annually for next 3 years
(13)	9/21/16

PRSUs that are earned and settled on 11/20/19 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2017, fiscal 2018 and fiscal 2019; (ii) Cisco’s TSR relative to the S&P 500 Information Technology Index over a three-year period covering fiscal 2017, fiscal 2018 and fiscal 2019; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at target since Cisco’s operating performance and relative TSR performance for the first two years of the three-year performance period did not exceed target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(14)	1/25/17	25% on 2/19/18; 25% annually for next 3 years
(15)	7/26/17	25% on 9/11/18; 25% annually for next 3 years
(16)	9/20/17	25% on 11/10/18; 6.25% quarterly thereafter
(17)	9/20/17

PRSUs that are earned and settled on 11/10/20 subject to (i) the achievement of two operating goal performance metrics, operating cash flow and EPS, subject to annual goals that are pre-established at the beginning of each of fiscal 2018, fiscal 2019 and fiscal 2020; (ii) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2018, fiscal 2019 and fiscal 2020; and (iii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect payout at maximum since Cisco’s operating performance and relative TSR performance for the first year of the three-year performance period exceeds target levels. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(18)	4/16/18	25% on 6/10/19; 6.25% quarterly thereafter
(19)	4/16/18

PRSUs that are earned and settled on 11/10/20 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a two-year period covering fiscal 2019 and fiscal 2020; and (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect the target potential payout. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(20)	4/30/18	50% on 6/10/19; 50% on 6/10/20
(21)	4/30/18

PRSUs that are earned and settled on 11/10/20 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a two-year period covering fiscal 2019 and fiscal 2020; and (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect the target potential payout. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

(22)	7/25/18	25% on 8/10/19; 6.25% quarterly thereafter
(23)	7/25/18

PRSUs that are earned and settled on 11/10/21 subject to (i) Cisco’s TSR relative to the S&P 500 Index over a three-year period covering fiscal 2019, fiscal 2020 and fiscal 2021; and (ii) the executive officer’s employment through the settlement date. The number of shares and the payout value for the PRSUs reflect the target potential payout. Each PRSU is subject to the Compensation Committee’s negative discretion when approving the settlement thereof.

The following table shows the number of shares acquired by each of the named executive officers during fiscal 2018 through stock option exercises and vesting of restricted stock units (including restricted stock units granted upon the satisfaction of a performance condition). The table also presents the value realized upon such exercises and vesting, as calculated, in the case of stock options, based on the difference between the market price of Cisco’s common stock at exercise and the option exercise price, and as calculated, in the case of restricted stock units, based on the closing share price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date.

Option Exercises and Stock Vested — Fiscal 2018

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles H. Robbins	—	—	274,328	$8,958,410
Kelly A. Kramer	—	—	209,041	$7,125,250
David Goeckeler	—	—	163,682	$6,314,372
Maria Martinez	—	—	—	$—
Gerri Elliott	—	—	—	$—

(1)

Includes 29,650 shares subject to fully vested deferred stock units for Mr. Robbins. As elected by the named executive officer, these shares will be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. For the values realized on vesting of the deferred stock units, see the “Nonqualified Deferred Compensation — Fiscal 2018” table below.

The following table shows the contributions and earnings during fiscal 2018, and account balance as of July 28, 2018, for named executive officers under the Deferred Compensation Plan or the 2005 Stock Incentive Plan, as the case may be.

Nonqualified Deferred Compensation — Fiscal 2018

Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Charles H. Robbins	Deferred Compensation Plan	$60,000	$55,156	$(2,151)	—	$298,750
	2005 Stock Incentive Plan	$1,082,225	—	$179,976	—	$1,262,201
Kelly A. Kramer	Deferred Compensation Plan	$129,683	$55,156	$12,865	—	$274,891
David Goeckeler	Deferred Compensation Plan	$51,947	$51,947	$91,945	—	$2,289,575
Maria Martinez	—	$—	$—	$—	—	$—
Gerri Elliott	—	$—	$—	$—	—	$—

(1)

The executive contribution amounts under the Deferred Compensation Plan were included in fiscal 2018 compensation in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, as applicable. The executive contribution amount under the 2005 Stock Incentive Plan represents the value of fully vested deferred stock units based on the closing share price of Cisco’s common stock on the Nasdaq Global Select Market on the vesting date and is included in the “Value Realized on Vesting” column of the Option Exercises and Stock Vested — Fiscal 2018 table.

(2)

These amounts were included in the “All Other Compensation” column of the Summary Compensation Table. Matching contributions under the Deferred Compensation Plan are made to eligible participants following the end of each calendar year. Generally, the matching contribution rate for calendar year 2018 will be, and the matching contribution rate for calendar year 2017 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit for each calendar year ($275,000 for 2018 and $270,000 for 2017), with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2018 and 2017 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan. The amounts in this column reflect the sum of (i) actual calendar year 2017 matching contributions, excluding the portion of those contributions related to deferrals of fiscal 2017 salary and non-equity incentive plan compensation, and (ii) estimated calendar year 2018 matching contributions related to deferrals of fiscal 2018 salary and non-equity incentive plan compensation during calendar year 2018 that are expected to be credited to the accounts of the named executive officers at the end of calendar year 2018.

(3)	None of the amounts in this column is included in the Summary Compensation Table because plan earnings were not preferential or above-market.

(4)

The following amounts included in this column for the Deferred Compensation Plan also have been reported in the Summary Compensation Table as compensation for fiscal 2018 or a prior fiscal year: Mr. Robbins, $296,220; Ms. Kramer, $260,501; and Mr. Goeckeler, $103,894. The aggregate grant date fair value of the fully vested deferred stock units under the 2005 Stock Incentive Plan included in this column that has been reported in the Summary Compensation Table as compensation for fiscal 2018 or a prior fiscal year for Mr. Robbins was $846,048. The deferred equity amounts included in the table above are valued using the closing share price of Cisco common stock on July 28, 2018, which was $42.57.

The Deferred Compensation Plan, which became effective on June 25, 2007, is an unfunded and unsecured deferred compensation arrangement that is designed to allow the participants to defer a specified percentage of their base salary (up to 75%), commissions and/or eligible bonuses (up to 100%) in a manner similar to the way in which the 401(k) Plan operates, but without regard to the maximum deferral limitations imposed on 401(k) plans by the Code. The Deferred Compensation Plan is designed to comply with Code Section 409A. As required by applicable law, participation in the Deferred Compensation Plan is limited to a group of Cisco’s management employees, which group includes each of Cisco’s named executive officers.

Amounts deferred by each participant pursuant to the Deferred Compensation Plan are credited to a bookkeeping account maintained on behalf of that participant. Amounts credited to each participant under the Deferred Compensation Plan are periodically adjusted for earnings and/or losses at a rate that is equal to one or more of the measurement funds selected by the 401(k) Plan Committee and elected by a participant. Currently, the measurement funds consist of the following: Fidelity Money Market Fund; iShares Core Total U.S. Bond

Market ETF Trust; SPDR S&P 500 ETF Trust; SPDR S&P MidCap 400 ETF Trust; iShares Russell 2000 Index Fund; iShares MSCI EAFE Index Fund; BlackRock LifePath Index Retirement Fund; BlackRock LifePath Index 2020 Fund; BlackRock LifePath Index 2030 Fund; BlackRock LifePath Index 2040 Fund; and BlackRock LifePath Index 2050 Fund.

In addition, Cisco may credit additional matching amounts to a participant’s account for any plan year as determined by the Compensation Committee. For calendar years 2018 and 2017, there are matching contributions on deferrals over the Internal Revenue Service limitation on compensation that may be taken into account under the 401(k) Plan ($275,000 for 2018 and $270,000 for 2017). Generally, the matching contribution rate for calendar year 2018 will be, and the matching contribution rate for calendar year 2017 was, 4.5% of eligible compensation over the Code Section 401(a)(17) limit, with a $1,500,000 cap on eligible compensation for each calendar year. The matching contribution rate for calendar years 2018 and 2017 is the same as in the 401(k) Plan for both years. Participants must be actively employed by Cisco on the last day of a calendar year to receive a matching contribution under the Deferred Compensation Plan.

Distributions are made in accordance with elections filed by participants at the time of their deferral elections and distributions are expected to occur on specified future distribution dates or after participant’s separation of service.

Under the 2005 Stock Incentive Plan, at the election of an eligible employee, the settlement of vested shares underlying RSUs may be deferred until either (i) the employee’s separation from service with Cisco or (ii) the earlier of an elected future settlement date or the employee’s separation from service with Cisco, in each case in accordance with Code Section 409A. Commencing with the fiscal 2016 annual equity grants, vested and deferred time-based RSUs shall be credited with dividend equivalents.

Potential Payments upon Termination or Change in Control

Acceleration of Equity Awards.

As described above in the CD&A, each outstanding award to all employees under the 2005 Stock Incentive Plan that is subject to vesting provisions, and each PRSU awarded from time to time, will vest in full (at target levels for PRSUs) and, if applicable, become immediately exercisable in the event that Cisco is acquired by merger or asset sale, unless the award or related agreement is assumed or replaced by the acquiring entity. The Plan Administrator may also provide that each outstanding award will vest in full and, if applicable, become immediately exercisable in the event Cisco is acquired by merger or asset sale, or there is a hostile change in control or ownership of Cisco, whether through a tender or exchange offer for more than 35% of Cisco’s outstanding voting securities which the Board of Directors does not recommend the shareholders to accept, or a change in the majority of the members of the Board of Directors as a result of one or more contested elections for board membership. However, we eliminated single-trigger change in control vesting (which only existed in the case of a hostile change in control) for equity awards granted beginning July 2016.

The Compensation Committee has adopted a policy (the “Death and Terminal Illness Policy”) that applies to each outstanding award to all employees (other than as described in this paragraph) and that can be revoked or changed at any time. Pursuant to this policy, if the holder of such an award dies or becomes terminally ill, his or her aggregate awards will generally vest in an amount (at target levels for PRSUs) equal to the greater of (a) 100% of the unvested shares subject to the awards up to a total value of $10 million, net of aggregate exercise or purchase price, or (b) up to one year of vesting from the date of death or determination of terminal illness. For purposes of this policy, shares subject to each award are valued based on the closing share price of Cisco common stock on the date of death or determination of terminal illness.

In the event of the retirement of a named executive officer, and to the extent the named executive officer meets certain retirement eligibility criteria described in the award agreement and complies with certain post-retirement covenants, all PRSUs will continue to vest and any earned PRSUs, based on the satisfaction of the performance metrics, will be settled in Cisco shares at the end of the three-year performance period. Further, PRSUs will be forfeited and provide no value to its holder to the extent a named executive officer violates specific post-retirement covenants.

The table below sets forth the intrinsic values that the continuing named executive officers would derive in the event of (a) a hostile change in control of Cisco, (b) a change in control in which the awards are not assumed or replaced by the acquiror, (c) the death or terminal illness of the named executive officer, or (d) the retirement of the named executive officer, that in each case hypothetically occurred on the last business day of fiscal 2018. For RSUs and PRSUs, the intrinsic value is based upon the fiscal 2018 year-end closing share price of Cisco common share of $42.57.

Potential Payments — Accelerated Equity Awards

	Change in Control
	Hostile	Awards are not assumed or replaced by Acquiror	Death or Terminal Illness (1)	Retirement (2)
Name	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Intrinsic Value of Accelerated Restricted Stock Units and PRSUs ($)	Intrinsic Value of PRSUs ($)
Charles H. Robbins	$20,254,806	$59,348,966	$22,159,814	$—
Kelly A. Kramer	$12,370,842	$34,699,871	$13,407,422	$—
David Goeckeler	$9,223,557	$34,167,448	$10,000,000	$4,263,130
Maria Martinez	$—	$12,283,148	$10,000,000	$—
Gerri Elliott	$—	$9,879,646	$9,879,646	$—

(1)

Represents the greater of (i) the intrinsic value of full acceleration of unvested RSUs and PRSUs, up to the limit of $10 million, assuming those awards were to be accelerated under the Death and Terminal Illness Policy or (ii) up to one year of vesting of unvested stock awards from the date of death or determination of terminal illness. These values have not been, and may never be, realized.

(2)

Represents the value of PRSUs assuming shares were earned based on actual performance for the portion of the performance period that has been completed and target performance for the remainder. These values have not been, and may never be, realized. Further, PRSUs will be forfeited and provide no value to its holder to the extent the holder violates specific post-retirement covenants.

CEO Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee. The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

As determined in accordance with SEC rules, the fiscal 2018 annual total compensation was $21,284,339 for our CEO as reported in the Summary Compensation Table and $132,764 for our median employee, and the ratio of these amounts is 160 to 1.

As permitted by SEC rules, to identify our median employee, we elected to use the target annual total cash compensation of each employee as of the end of fiscal 2018. For these purposes, target annual total cash compensation included annual base salary or hourly wages, target cash incentives, target commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records with all foreign currencies converted to U.S. dollars. All amounts were annualized for permanent employees who did not work for the entire year.

We selected the median employee from among our global population of employees as of the last business day of fiscal 2018. As permitted by SEC rules, we excluded 2,045 employees, representing less than 3% of our global population of employees, who joined Cisco during fiscal 2018 as part of our acquisition of Accompany, BroadSoft, Cmpute.io, Observable Networks, Perspica, Skyport Systems, Springpath, and Viptela when making this determination. Except for the employees excluded on the basis of these acquisitions completed in fiscal 2018, we did not exclude any other employees whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion.

Ownership of Securities

The following table sets forth information known to Cisco with respect to beneficial ownership of Cisco common stock as of July 28, 2018 for (i) each director and nominee, (ii) each holder of 5.0% or greater of Cisco common stock, (iii) Cisco’s CEO, CFO and the three most highly compensated executive officers (other than CEO and CFO) named in the “Summary Compensation Table” section, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Cisco’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of July 28, 2018 includes shares of common stock that such person or group had the right to acquire on or within 60 days after July 28, 2018, including, but not limited to, upon the exercise of options or the vesting of RSUs. References to RSUs in the footnotes of the table below include only RSUs outstanding as of July 28, 2018 that would vest or could settle on or within 60 days after July 28, 2018. PRSUs which vested and settled on September 11, 2018 upon satisfaction and certification of performance goals have been excluded because the vesting thereof was subject to material conditions other than the passage of time as of July 28, 2018. These PRSUs are referenced in the footnotes. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 4,613,538,316 shares of common stock outstanding on July 28, 2018 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after July 28, 2018.

Name	Number of Shares Beneficially Owned	Percent Owned
The Vanguard Group (1)	360,167,231	7.8%
BlackRock, Inc. (2)	335,374,059	7.3%
Carol A. Bartz (3)	62,654	*
M. Michele Burns (4)	74,479	*
Michael D. Capellas	134,579	*
Gerri Elliott	—	*
Mark Garrett (5)	4,206	*
David Goeckeler (6)	101,308	*
Dr. John L. Hennessy (7)	87,169	*
Dr. Kristina M. Johnson (8)	37,399	*
Kelly A. Kramer (9)	351,941	*
Maria Martinez (10)	1,660	*
Roderick C. McGeary (11)	113,154	*
Charles H. Robbins (12)	139,189	*
Arun Sarin (13)	58,570	*
Brenton L. Saunders (14)	11,189	*
Steven M. West (15)	77,888	*
All executive officers and directors as a group (17 Persons) (16)	1,397,542	*

*	Less than one percent.

(1)

Based on information set forth in a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group and certain related entities. The Vanguard Group reported that it has sole voting power with respect to 6,948,127 shares of common stock, sole dispositive power with respect to 352,236,856 shares of common stock, shared voting power with respect to 1,156,150 shares of common stock, and shared dispositive power with respect to 7,930,375 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(2)

Based on information set forth in a Schedule 13G filed with the SEC on February 8, 2018 by BlackRock, Inc. and certain related entities. BlackRock, Inc. reported that it has sole voting power with respect to 287,352,913 shares of common stock and sole dispositive power with respect to all shares beneficially owned. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)	Represents 60,026 shares held by the Carol Ann Bartz (Living) Trust and 2,628 shares held by Ms. Bartz’s spouse.

(4)	Includes 6,904 shares subject to fully vested deferred stock units.

(5)	Includes 899 shares held by family limited partnerships.

(6)	Includes 70,625 shares subject to RSUs. Excludes 39,325 shares subject to PRSUs which vested on September 11, 2018 upon satisfaction and certification of performance goals.

(7)	Represents 87,169 shares subject to fully vested deferred stock units.

(8)	Includes 21,904 shares subject to fully vested deferred stock units.

(9)	Includes 31,925 shares subject to RSUs. Excludes 218,589 shares subject to PRSUs which vested on September 11, 2018 upon satisfaction and certification of performance goals.

(10)	Includes 1,276 shares held by a trust.

(11)	Includes 49,460 shares subject to fully vested deferred stock units.

(12)	Includes 69,750 shares subject to RSUs. Excludes 355,149 shares subject to PRSUs which vested on September 11, 2018 upon satisfaction and certification of performance goals.

(13)	Represents 58,570 shares subject to fully vested deferred stock units.

(14)	Includes 10,749 shares subject to fully vested deferred stock units.

(15)	Includes 72,225 shares held by the West-Karam Family Trust and 400 shares held by Mr. West’s spouse.

(16)

Includes 234,756 shares subject to fully vested deferred stock units and 244,987 shares subject to RSUs. Excludes 731,067 shares subject to PRSUs which vested on September 11, 2018 upon satisfaction and certification of performance goals.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Cisco’s officers, directors and persons who own more than 10% of Cisco’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide Cisco with copies of all Section 16(a) forms that they file. As a matter of practice, Cisco’s administrative staff assists its officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on Cisco’s review of such forms in its possession and written representations from the officers and directors, Cisco believes that all Section 16(a) filing requirements were met during fiscal 2018.

AUDIT COMMITTEE MATTERS

Proposal No. 4 — Ratification of Independent Registered Public Accounting Firm

Cisco is asking the shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in Cisco’s and its shareholders’ best interests.

The Audit Committee is directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent registered public accounting firm retained to audit Cisco’s consolidated financial statements. The Audit Committee has appointed PwC as Cisco’s independent registered public accounting firm for fiscal 2019 and is responsible for pre-approving all audit and permissible non-audit services to be provided by PwC. PwC has audited Cisco’s consolidated financial statements annually since fiscal 1988. In order to assure continuing auditor independence, the Audit Committee considers non-audit fees and services when assessing auditor independence and periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chairman and other members of the Audit Committee are directly involved in the selection of PwC’s new lead engagement partner, including the most recent selection of PwC’s lead engagement partner for the period of service beginning with fiscal 2019. The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as Cisco’s independent registered public accounting firm is in the best interests of Cisco and its shareholders. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Cisco by PwC for professional services rendered for the fiscal years ended July 28, 2018 and July 29, 2017:

Fee Category	Fiscal 2018 Fees	Fiscal 2017 Fees
Audit Fees	$23,305,000	$22,270,000
Audit-Related Fees	11,135,000	2,590,000
Tax Fees	4,375,000	2,990,000
All Other Fees	50,000	50,000

Total Fees	$38,865,000	$27,900,000

Audit Fees

Consists of fees billed for professional services rendered for the integrated audit of Cisco’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Cisco’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with transactions, merger and acquisition due diligence, attest services that are not required by statute or regulation (including for fiscal 2018 audits of stand-alone financial statements for the Service Provider Video Software Solutions business required in connection with its pending divestiture), and consultations concerning financial accounting and reporting standards.

Tax Fees

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, assistance with customs and duties compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $4,180,000 and $2,976,000 in fiscal 2018 and fiscal 2017, respectively. The compliance fees for fiscal 2018 include amounts relating to the Tax Cuts and Jobs Act. All other tax fees were $195,000 and $14,000 in fiscal 2018 and 2017, respectively.

All Other Fees

Consists of fees for professional services other than the services reported above, including permissible business process advisory and consulting services, fees for software licenses, and the translation of filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PwC to serve as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Cisco specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee has reviewed and discussed with Cisco’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of Cisco contained in Cisco’s Annual Report on Form 10-K for the 2018 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Cisco.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Cisco’s Annual Report on Form 10-K for its 2018 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Steven M. West, Chairperson

M. Michele Burns

Mark Garrett

Roderick C. McGeary

Arun Sarin

Form 10-K

CISCO WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF CISCO’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 28, 2018, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT TO: CISCO SYSTEMS, INC., 170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706, ATTN: INVESTOR RELATIONS. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT INVESTOR.CISCO.COM.

Certain Relationships and Transactions with Related Persons

Review, Approval or Ratification of Transactions with Related Persons

Cisco’s Board of Directors has adopted a written related person transactions policy. The Audit Committee (or other committee designated by the Nomination and Governance Committee) reviews transactions that may be “related-person transactions,” which are transactions between Cisco and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Cisco’s common stock, in each case since the beginning of the last fiscal year, and their immediate family members.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	employment-related compensation to executive officers that is determined by the Compensation Committee;

•	compensation to non-employee directors that is reported in Cisco’s proxy statement;

•	transactions with another company at which:

•	the related person’s only relationship is as a beneficial owner of less than 10% of that company’s shares or as a limited partner holding interests of less than 10% in such partnership;

•

the related person is an employee (other than an executive officer) and/or a director, if the aggregate amount involved in a Cisco fiscal year does not exceed the greater of $1 million or 2% of that company’s total annual revenues; or

•

the related person is the beneficial owner of less than a majority interest in that company (if the related person is solely related to Cisco because of its beneficial ownership of greater than 5% of Cisco’s common stock);

•

charitable contributions, grants or endowments to the Cisco Foundation or by Cisco or the Cisco Foundation to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in a Cisco fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant, or endowment made pursuant to a matching gift program;

•	transactions where the related person’s interest arises solely from the ownership of publicly traded securities issued by Cisco and all holders of such securities receive proportional benefits;

•	transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

•	transactions where the rates or charges involved are determined by competitive bids;

•	transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	ordinary course business travel and expenses, advances and reimbursements; and

•

payments made pursuant to (i) directors and officers insurance policies, (ii) Cisco’s articles of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by Cisco’s Board of Directors, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by Cisco’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee (or other designated committee). Transactions may also be identified through Cisco’s COBC or other Cisco policies and procedures and reported to the Audit Committee (or other designated committee). That committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction.

Certain Transactions with Related Persons

In September 2008, the Board of Directors adopted a travel policy whereby John T. Chambers, Cisco’s former Executive Chairman, was generally required to utilize a private aircraft for business travel because his responsibilities on behalf of Cisco entailed substantial national and international travel. Commencing with expenses incurred in September 2008, Mr. Chambers was reimbursed solely for business expenses incurred in the operation of a private plane when used for Cisco business, provided such expenses did not exceed the market rate charged for equivalent commercial charter travel. For such business travel expenses incurred in fiscal 2018, there was approximately $1.6 million of reimbursements to Mr. Chambers under this policy.

A son of former executive officer Chris Dedicoat is employed by Cisco as a partner account manager in Cisco’s finance organization based in the United Kingdom. Mr. Dedicoat’s son received total compensation of approximately $206,000 for fiscal 2018. The total compensation includes salary, commissions, bonus and other compensation.

A sister of former executive officer Rebecca Jacoby was employed by Cisco as a vice president within Cisco’s sales organization based in California. Ms. Jacoby’s sister received total compensation of approximately $1.1 million for fiscal 2018. The total compensation includes salary, non-equity incentive plan compensation, stock awards and other compensation.

A sister-in-law of former executive officer Rebecca Jacoby is employed as an account executive by a company which provides management consulting services to Cisco. Ms. Jacoby’s sister-in-law was directly involved in transactions between Cisco and her employer for which Cisco paid a total of approximately $170,000 during fiscal 2018, and her interest in those transactions was approximately $34,000. Ms. Jacoby had no direct involvement in these transactions.

A son of former executive officer Karen Walker was employed by Cisco as a consultant within Cisco’s sales organization based in California. Ms. Walker’s son received total compensation of approximately $134,000 for fiscal 2018. The total compensation includes salary, non-equity incentive plan compensation and other compensation.

On May 1, 2018, Cisco announced its intention to acquire Accompany, which had been co-founded in 2013 by Amy Chang (who had served on Cisco’s Board of Directors since October 2016) and her husband Ryan McDonough, for $270 million in cash and assumed equity awards. In addition, on May 1, 2018, in conjunction with the announcement of the transaction, Ms. Chang resigned from Cisco’s Board of Directors. The acquisition closed on May 10, 2018. In connection with the acquisition, Ms. Chang received proceeds of approximately $40.8 million, of which half is subject to re-vesting which will vest quarterly over 3 years, and Mr. McDonough received proceeds from the transaction of approximately $20.7 million. Also, in connection with the acquisition, Ms. Chang became a Senior Vice President of Cisco, and Mr. McDonough became an employee of Cisco for a transitional period.

SHAREHOLDER PROPOSALS

Proposal No. 5 — Shareholder Proposal

Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, New York 11021, a beneficial owner of no less than 500 shares of Cisco common stock, has notified us that he intends to present the following proposal at the meeting:

Proposal 5 — Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company changing course and naming an independent board chairman. Caterpillar had opposed a shareholder proposal for an independent board chairman at its annual meeting. Wells Fargo also changed course and named an independent board chairman.

There is plenty of work for an independent Chairman at Cisco Systems. An independent Chairman is more likely to see that Cisco has more independent directors. Six Cisco directors each had from 12 to 22 years long-tenure. Lead Director Carol Bartz, who was previously fired from Yahoo by telephone, had 21-years long-tenure — one of the longest tenures of any Lead Director in the Fortune 500. Long-tenure can impair the independence of a director — no matter how well qualified. Independence is a priceless attribute in a director.

Directors with long tenure also controlled 80% of the seats on our 3 most important board of directors committees — including all 3 chairmanships. The lack of an independent board chairman seems to have resulted in a board refreshment problem at Cisco. There may be too many distractions for only one person to handle 2 important roles — Chairman and Chief Executive Officer.

Plus the Chairman of the Audit Committee and the Chairman of the Nomination Committee decisively received among the highest negative director votes at our 2017 annual meeting. Roderick McGeary, the chairman of the Cisco Executive Pay Committee, had Chairman experience at BearingPoint, Inc. when it filed for bankruptcy.

Adoption of this proposal is a low hanging fruit item that will cost our company virtually nothing — yet can create an incentive to improve director independence.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman — Proposal 5

Cisco’s Statement in Opposition to Proposal

The Board of Directors believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

The Board of Directors believes that it should maintain flexibility to set Cisco’s Chairman and board leadership structure as it deems appropriate from time to time. Effective corporate governance is not merely a “one size fits all” approach, and we believe it is not in the best interest of our shareholders to place arbitrary constraints on the Board of Directors’ ability to determine a leadership structure that will work best given the complex dynamics of the Board of Directors, senior management and other factors at any particular time.

In particular, as corporate governance experts have recognized, a strong, empowered and independent Lead Independent Director role, such as Cisco has, fulfills the goals espoused by those who want to arbitrarily require an independent Chairman. In our view, the decision of who should serve in the role of Chairman, and whether the role should be filled by an independent or a non-independent director, at any given time should be the responsibility of the Board of Directors, rather than be dictated by a rigid rule that assumes that the same leadership structure would work best at all times. Departing from Cisco’s current policy of permitting a non-independent director to serve as Chairman would limit the Board’s ability to select the director it believes is best suited to serve as Chairman based on the circumstances at the time.

The Board of Directors believes that it is currently in the best interest of Cisco and its shareholders for Mr. Robbins to serve as both CEO and Chairman, and that the role of Chairman and CEO, together with the role of the Lead Independent Director and Cisco’s other strong corporate governance policies and practices, provides an appropriate balance in Cisco’s leadership. As discussed under “Corporate Governance — Board Leadership Structure” above, in designating Mr. Robbins as Chairman, the Board of Directors considered Mr. Robbins’ demonstrated leadership during his tenure at Cisco, and the Board of Directors believes that Mr. Robbins’ ability to speak as Chairman and CEO provides strong unified leadership for Cisco. The Board believes that the flexibility to make such a determination with respect to a future CEO, just as in the case of Mr. Robbins, is justified by the features of Cisco’s corporate governance structure:

•

Robust Lead Independent Director role. The role given to the Lead Independent Director helps ensure a strong independent and active Board of Directors. Our Lead Independent Director is elected by and from the independent board members, and each term of service in the Lead Independent Director position is one year. As further described in our corporate governance policies and under “Corporate Governance — Board Leadership Structure” above, the Lead Independent Director has clearly delineated and comprehensive duties. These duties include:

•	the authority to call meetings of the independent directors;

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors;

•	serving as principal liaison between the independent directors and the Chairman and CEO;

•

reviewing and approving agendas, meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to the Board (including the quality, quantity and timeliness of such information);

•	being available, as appropriate, for consultation and direct communication with major shareholders;

•	presiding over the annual self-evaluation of the Board; and

•	facilitating the Board of Directors’ performance evaluation of the CEO in conjunction with the Compensation Committee.

•	Strongly independent Board. Currently, over 90% of the members of our Board of Directors are independent.

•

Fully-independent key committees. All members of the key board committees — the Audit Committee, the Compensation and Management Development Committee, and the Nomination and Governance Committee — are independent.

•

Established corporate governance guidelines. Cisco maintains strong corporate governance policies and practices. Key information regarding Cisco’s corporate governance initiatives can be found on our website, including Cisco’s Corporate Governance Policies, Cisco’s Code of Business Conduct, and the charter for each committee of the Board of Directors. The corporate governance page can be found by clicking on “Corporate Governance” in the Investor Relations section of the website at investor.cisco.com.

We believe our strong corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors, as well as the robust duties of our Lead Independent Director position, empower our independent directors to effectively oversee Cisco’s management and provide an effective and appropriately balanced board governance structure. We believe that the interests of our shareholders will best be served by maintaining the Board of Directors’ flexibility in the selection process of the Chairman position and the board leadership structure from time to time.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 5.

Proposal No. 6 — Shareholder Proposal

Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, California, 95758, a beneficial owner of at least 100 shares of Cisco common stock, has notified us that he intends to present the following proposal at the meeting:

Proposal 6 — Deduct Impact of Stock Buybacks from Executive Pay

Resolved: Shareholders of Cisco Systems (“CSCO”) ask the Board of Directors to adopt a policy that it will not utilize “earnings per share” (“EPS”) or its variations (e.g., diluted or operating EPS) or financial ratios (return on assets or net assets or equity) in determining senior executive incentive compensation or eligibility for such compensation, unless the Board utilizes the number of outstanding shares on the beginning date of the performance period and excludes the effect of stock buybacks that occur between that date and the end of the performance period. The policy shall be implemented without violating existing contractual obligations in existence on the date this proposal is adopted.

Supporting Statement: According to last year’s proxy statement, a substantial proportion of compensation to executives was based on performance targets, including earnings per share (EPS). https://www.sec.gov/Archives/edgar/data/858877/000119312517319338/d448947ddef14a.htm#toc

We support the use of performance metrics that align senior executive pay with long-term sustainable growth. However, this alignment may not exist if a company is using earnings per share or certain financial return ratios to calculate incentive pay awards at a time that the company is aggressively repurchasing its shares or if senior executives use the jump in stock price resulting from a buyback announcement as a chance to sell stock intended to incentivize performance.

Research by Robert Ayres and Michael Olenick of INSEAD found “the more capital a business invests in buying its own stock, expressed as a ratio of capital invested in buybacks to current market capitalization, the less likely that company is to experience long-term growth in overall market value. [Secular Stagnation (Or Corporate Suicide?) https://ruayres.wordpress.com/2017/07/11/secular-stagnation-or-corporate-suicide]

EPS and financial return ratios can be directly affected by changes in the number of outstanding shares. Thus, a stock buyback means that EPS is calculated by dividing earning or net earnings by a reduced number of outstanding shares, a process that can artificially boost EPS. A higher EPS may not reflect an actual improvement in performance.

Another recent study found “twice as many companies have insiders selling in the eight days after a buyback announcement as sell on an ordinary day.” [Stock Buyouts and Corporate Cashouts https://corpgov.law.harvard.edu/2018/06/13/stock-buyouts-and-corporate-cashouts/#23b] Commissioner Jackson stated his belief that rules should be amended, “at a minimum, to deny the safe harbor to companies that choose to allow executives to cash out during a buyback.”

This proposal would not affect the board’s discretion about the appropriate method of returning value to shareholders. The proposal would, however, address the distorting effect that stock buybacks can have on calculating and redeeming what is supposed to be incentive pay for senior executives based on genuine improvements in performance.

Vote For Proposal 6 — Deduct Impact of Stock Buybacks from Executive Pay

Cisco’s Statement in Opposition to Proposal

The Board of Directors has considered this proposal and believes this proposal does not serve the best interests of Cisco or its shareholders and recommends a vote AGAINST it.

Cisco has a long-standing capital allocation strategy under which Cisco intends to return a minimum of 50% of its free cash flow annually to shareholders through cash dividends and repurchases of common stock. Repurchasing shares is a key method of returning cash to shareholders and Cisco has been doing so since it first announced the repurchase program in September 2001.

Cisco also believes it is important for its executive compensation program to be aligned with the long-term interest of its shareholders. Cisco’s fully-independent Compensation Committee established the program and is best positioned to ensure that named executive officers’ incentives are aligned with shareholders’ interests by having the flexibility to include share repurchases in calculating EPS so that shareholder and executive interests are aligned. The proposal seeks to limit this flexibility of the Compensation Committee.

A core element of Cisco’s compensation philosophy is to align the interests of executive officers with those of shareholders by tying a significant portion of total compensation to Cisco’s overall financial and operating performance and the creation of long-term shareholder value. Our named executive officers’ compensation includes both variable annual cash incentive awards and performance-based equity awards. These awards are at-risk and based on Cisco achieving designated financial and non-financial objectives. Earnings per share (“EPS”) is a metric only used to determine named executive officers’ three-year performance-based equity awards, not variable cash incentive awards; thus share buybacks do not impact annual payouts under the variable cash incentive program.

The performance-based equity awards (“PRSUs”) support the objectives of linking realized value to the achievement of critical financial and operational objectives, and align named executive officer compensation with long-term stock performance and shareholder value. 50% of the PRSUs may be earned based on Cisco’s relative total shareholder return (“TSR”) measured over a three-year performance period. The other 50% of the PRSUs may be earned based on the performance of two annual goals, namely operating cash flow and EPS, averaged over a three-year period, with the goals pre-established by the Compensation Committee at the beginning of each fiscal year based on Cisco’s financial plan approved by the Board of Directors.

As described above and in the Compensation Discussion and Analysis section of this proxy statement, EPS is only one of the metrics used to determine the non-TSR portion of the earned PRSUs. Moreover, the Board-approved financial plans underlying the performance metrics include a planned level of share repurchases in the applicable performance periods. The design of the PRSUs balances the effect, and limits any extraordinary impact, of EPS since it is averaged over a three-year period, and is only one of three metrics. Finally, each PRSU payout is also subject to the Compensation Committee’s review, which includes negative discretion to ensure that named executive officer compensation is aligned with shareholders’ interests.

The empirical evidence in Cisco’s case does not support the premise of the proposal — that share buybacks inflate the value of executive awards. As an example, in certifying the PRSU payouts in September 2018 for the three-year period ending with fiscal 2018, the Compensation Committee compared the earned PRSU payouts to what the earned PRSU payouts would have been if adjusted for (i) the effect of share repurchases and (ii) the impact of a related one-time cash payment for taxes made in connection with the repatriation of overseas cash, and found that the earned PRSU payouts would have been approximately a percentage point higher than what was actually paid out had the metrics been adjusted for the aforementioned items. While results could be different in different years, the effect is not significant such as would dictate a required change in Cisco’s policies.

Additionally, Cisco has a long-standing policy regarding minimum ownership of shares by Cisco executive officers that further aligns the long-term interests of its executive officers with its shareholders’ interests. These minimum ownership requirements call for Cisco’s CEO to own shares of Cisco’s common stock having a value equal to at least five times the CEO’s annual base salary and for each of the other executive officers to own shares of Cisco’s common stock having a value equal to at least three times the executive officer’s annual base salary.

Cisco believes that its executive compensation program includes an appropriate mix of performance goals that reflect the Company’s long-term strategy. The Compensation Committee’s ability to utilize negative discretion in paying out performance awards, along with its robust stock ownership guidelines, strongly align the executive compensation program with long-term shareholder value. The implementation of the policies requested by this proposal would unduly restrict the Compensation Committee and is not in the best interest of shareholders.

Vote Required

The affirmative vote of a majority of the shares of Cisco common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of the Board of Directors

For all the reasons set forth above, the Board of Directors recommends a vote AGAINST Proposal No. 6.

INFORMATION ABOUT THE MEETING

General Information

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Cisco Systems, Inc., a California corporation, for the Annual Meeting of Shareholders to be held at 10:00 a.m. Pacific Time on Wednesday, December 12, 2018, on the Cisco campus in Building 9, which is located at 260 East Tasman Drive, San Jose, California, and at any adjournments or postponements of the annual meeting.

The annual meeting will be held for the following purposes:

•	To elect nine members of Cisco’s Board of Directors (Proposal No. 1);

•	To approve the amendment and restatement of the Employee Stock Purchase Plan (Proposal No. 2);

•	To vote on a non-binding advisory resolution to approve executive compensation (Proposal No. 3);

•	To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019 (Proposal No. 4);

•	To vote upon two proposals submitted by shareholders, if properly presented at the annual meeting (Proposal Nos. 5 and 6); and

•	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

Cisco’s Board of Directors recommends that you vote:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the Employee Stock Purchase Plan (Proposal No. 2);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019 (Proposal No. 4); and

•	AGAINST each of the two proposals submitted by shareholders (Proposal Nos. 5 and 6).

Voting Rights

Only shareholders of record of Cisco common stock on October 15, 2018, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 4,530,186,061 shares of common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the annual meeting but does not vote on a particular proposal, except for Proposal No. 4, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

In the election of directors, a nominee will be elected if the votes cast “for” the nominee constitute a majority of the shares of common stock present or represented by proxy and voting at the meeting and also constitute at least a majority of the required quorum. Shareholders may not cumulate votes in the election of directors. The other proposals require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum.

Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

The inspector of elections appointed for the annual meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Admission to Meeting

You are entitled to attend the annual meeting if you were a shareholder of record or a beneficial owner of our common stock as of October 15, 2018, the record date, or you hold a valid legal proxy for the annual meeting. If you are a shareholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the annual meeting.

If your shares are registered in the name of a bank, brokerage firm or other holder of record (your record holder), you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement, a copy of the Notice of Internet Availability or voting instruction form provided by your record holder, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the annual meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the annual meeting.

Registration will begin at 9:00 a.m. Pacific Time on the date of the annual meeting. If you do not provide picture identification and comply with the other procedures outlined above, you may not be admitted to the annual meeting. We recommend that you arrive early to ensure that you are seated by the commencement of the annual meeting.

Voting via the Internet, by Telephone or by Mail

Holders of shares of Cisco common stock whose shares are registered in their own name with Cisco’s transfer agent, Computershare Investor Services (“Computershare”), are record holders. As an alternative to voting in person at the annual meeting, record holders may vote via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. If you are a shareholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the annual meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as follows:

•	FOR each of the nominees of the Board of Directors (Proposal No. 1);

•	FOR the approval of the amendment and restatement of the Employee Stock Purchase Plan (Proposal No. 2);

•	FOR the non-binding advisory resolution to approve executive compensation (Proposal No. 3);

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 27, 2019 (Proposal No. 4);

•	AGAINST each of the two proposals submitted by shareholders (Proposal Nos. 5 and 6); and

•	in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Cisco shareholders whose shares are not registered in their own name with Computershare are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the appointment of Cisco’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares in person at the annual meeting.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials (described in the “Internet Availability of Proxy Materials” section below), the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

Revocation of Proxies

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Cisco’s Secretary at Cisco’s principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described in the “Admission to Meeting” section above.

Proxy Solicitation and Costs

Cisco will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that Cisco may provide to shareholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. In addition, Cisco has retained Innisfree M&A Incorporated to act as a proxy solicitor in conjunction with the annual meeting. Cisco has agreed to pay that firm an estimated fee of $35,000 plus additional fees for telephone solicitation of proxies, if needed, and its customary out-of-pocket expenses, for proxy solicitation services. Proxies may also be solicited on behalf of the Board by directors, officers or employees of Cisco by telephone or in person, or by email or through the Internet. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of Cisco. No additional compensation will be paid to these individuals for any such services.

Internet Availability of Proxy Materials

In accordance with the rules of the SEC, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. This makes the proxy distribution process more efficient and less costly, and helps conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

Shareholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single

Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Cisco will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of the annual report and other proxy materials, you may write or call Cisco’s Investor Relations Department at Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: Investor Relations, telephone (408) 227-2726.

Shareholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one set in the future, can contact their bank, broker or other holder of record to request information about householding.

Shareholder Proposals and Nominations for 2019 Annual Meeting of Shareholders

Requirements for Shareholder Proposals to Be Considered for Inclusion in Cisco’s Proxy Materials. Shareholders of Cisco may submit proposals on matters appropriate for shareholder action at meetings of Cisco’s shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Cisco’s proxy materials relating to its 2019 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Cisco no later than June 26, 2019. Such proposals should be delivered to Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134-1706 (and we encourage you to send a copy via email to CorporateSecretary@cisco.com), with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Cisco’s bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of Cisco not less than sixty nor more than ninety calendar days prior to the anniversary of the date on which Cisco first mailed its proxy materials for its immediately preceding annual meeting of shareholders (as specified in Cisco’s proxy materials for its immediately preceding annual meeting of shareholders). To be timely for the 2019 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by Cisco’s Secretary at the principal executive offices of Cisco between July 26, 2019 and August 25, 2019. However, in the event that the annual meeting is called for a date that is not within thirty calendar days of the anniversary of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to Cisco’s Secretary must set forth the information required by Cisco’s bylaws with respect to each matter the shareholder proposes to bring before the annual meeting.

Requirements to Submit Candidates for Nomination to be Elected at the Annual Meeting. To recommend a prospective nominee for the Nomination and Governance Committee’s consideration, submit the candidate’s name and qualifications to Cisco’s Secretary in writing to the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at Cisco’s annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Cisco’s bylaws. In particular, for the Nomination and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2019 Annual Meeting of Shareholders, the recommendation must be delivered or mailed to and received by Cisco’s Secretary between July 26, 2019 and August 25, 2019 (or, if the 2019 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2018 Annual Meeting, within 10 calendar days after Cisco’s public announcement of the date of the 2019 annual meeting). The recommendation must include the same information as is specified in Cisco’s bylaws for shareholder nominees to be considered at an annual meeting, including the following:

•	The shareholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The shareholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the shareholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in Cisco’s proxy statement by the SEC rules, including the nominee’s age, business experience for the past five years and any directorships held by the nominee, including directorships held during the past five years.

Requirements to Submit Candidates for Nomination and Inclusion in Cisco’s Proxy Materials. Pursuant to the proxy access provisions of Cisco’s bylaws, an eligible shareholder or group of shareholders may nominate one or more director candidates to be included in Cisco’s proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by Cisco’s Secretary in writing between May 27, 2019 and June 26, 2019 (or, if the 2019 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2018 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2019 annual meeting or within 10 calendar days after Cisco’s public announcement of the date of the 2019 annual meeting) at the following address: Cisco Systems, Inc., Attn: Secretary, 170 West Tasman Drive, San Jose, California 95134, with a copy to Cisco Systems, Inc., Attn: General Counsel at the same address. When submitting nominees for inclusion in Cisco’s proxy materials pursuant to the proxy access provisions of Cisco’s bylaws, shareholders must follow the notice procedures and provide the information required by Cisco’s bylaws.

In addition, the proxy solicited by the Board of Directors for the 2019 Annual Meeting of Shareholders will confer discretionary authority to vote on (i) any proposal presented by a shareholder at that meeting for which Cisco has not been provided with notice on or prior to August 25, 2019 and (ii) any proposal made in accordance with the bylaw provisions, if the 2019 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

Other Matters

The Board of Directors knows of no other matters to be presented for shareholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Evan Sloves

Secretary

Dated: October 17, 2018

Directions to Building 9 on Cisco's San Jose Campus Cisco Systems, Inc. Building 9 260 East Tasman Drive San Jose, CA 95134 Map Not to Scale Getting to Building 9 on Cisco's San Jose Campus from San Jose-Highway 880 Go north on Highway 880 toward Oakland and take the Montague Expressway exit. Keep left at the fork; follow signs for Montague Expressway West and merge onto Montague Expressway. Turn right on Zanker Road. Just before reaching Tasman Drive, turn right into the driveway of Cisco's campus. Building 9 is the second building on the left. Continue straight and follow the signs for "Event Parking PS1" to enter the parking structure located next to Building 9. Getting to Building 9 on Cisco's San Jose Campus from San Francisco-Highway 101 Go south on Highway 101 toward San Jose and take the CA-237 East exit toward Alviso/Milpitas. Take the Zanker Road exit. Turn right on Zanker Road. Turn left on Tasman Drive. Turn right into the second driveway of Cisco's campus. Building 9 is on the left. Continue straight to the back of the building and follow the signs for "Event Parking PS1" to enter the parking structure located behind Building 9. Getting to Building 9 on Cisco's San Jose Campus from Oakland-Highway 880 Go south on Highway 880 toward San Jose and take the CA-237 West exit toward Mountain View. Take the Zanker Road exit. Turn left on Zanker Road. Turn left on Tasman Drive. Turn right into the second driveway of Cisco's campus. Building 9 is on the left. Continue straight to the back of the building and follow the signs for "Event Parking PS1" to enter the parking structure located behind Building 9.

CISCO SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective as of December 12, 2018)

I.	PURPOSE

The Cisco Systems, Inc. Employee Stock Purchase Plan is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in offerings (each, a “Section 423 Offering”) under a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (although the Company makes no undertaking or representation to maintain such qualification). In addition, the Plan authorizes the grant of purchase rights which do not qualify under Code Section 423 pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Plan Administrator for such purpose for eligible employees of the Company’s Designated Affiliates in particular locations outside the United States (each, a “Non-423 Offering”).

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Affiliate means either a Corporate Affiliate or a Designated Affiliate.

Applicable Law means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Stock is listed or quoted, and the applicable laws of any non-U.S. jurisdiction where purchase rights are, or will be, granted under the Plan.

Board means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

Company means Cisco Systems, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cisco Systems, Inc. which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

Designated Affiliate means any parent or subsidiary of the Company and any other entities other than the Company in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities, other than the last entity in the unbroken chain, owns or controls 50 percent or more of the total ownership interest in one of the other entities in the chain, which shall be designated by the Plan Administrator in its sole discretion as participating in a Non-423 Offering under the Plan.

Effective Date means the date shareholders of the Company approve this amendment and restatement.

Eligible Earnings shall be determined by the Plan Administrator, or its designee, in its discretion on a uniform and nondiscriminatory basis for any offering period provided that such amount is paid to an Employee directly by any Participating Company, consistent with the requirements of Code Section 423 for any Offering qualified under Code Section 423. In addition, the Plan Administrator or its designee has the authority to make decisions about how Eligible Earnings should be interpreted for Employees outside the United States.

Employee means any person employed by the Company or any other Participating Company within the meaning of Code Section 3401(c).

Offering means a Section 423 Offering or a Non-423 Offering of a right to purchase shares under the Plan during an offering period as further described in Article IV. Unless otherwise determined by the Plan Administrator, each Offering under the Plan in which eligible Employees of the Company or a designated Corporate Affiliate may participate will be deemed a “separate offering” for purposes of Code Section 423 of the Code, even if the dates of the applicable offering periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.

Participant means any Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Affiliates as may be designated from time to time by the Plan Administrator.

Plan means the Cisco Systems, Inc. Employee Stock Purchase Plan, as may be amended from time to time.

Stock means shares of the common stock of the Company.

III.	ADMINISTRATION

The Plan shall be administered by the Board or by a committee (the “Committee”) comprised of at least two or more Board members appointed from time to time by the Board (the “Plan Administrator”). The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority, without limitation, to (a) interpret and construe any provision of the Plan; (b) adopt rules and regulations for administering the Plan, including such rules as it may deem necessary to comply with the requirements of Code Section 423; (c) determine eligibility, including whether Affiliates will participate in a Section

2

423 Offering or a Non-423 Offering of the Plan; (d) determine the terms and conditions of any purchase right under the Plan; (e) amend an outstanding purchase right, provided that the amended right otherwise conforms to the terms of the Plan; and (f) adopt rules, procedures, agreements, appendices, or sub-plans as it deems necessary or appropriate to permit the participation in the Plan by eligible Employees who are foreign nationals or employed outside the United States, as further set forth in Article X below.

Decisions of the Plan Administrator (or its designate) shall be final and binding on all parties who have an interest in the Plan.

IV.	OFFERING PERIODS AND PURCHASE PERIODS

(a) Stock shall be offered for purchase under the Plan through a series of successive and/or overlapping offering periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX or shall terminate in accordance with Section XII(a).

(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed, and all other applicable requirements established by law or regulation.

(c) Unless otherwise determined by the Plan Administrator, the Plan shall be implemented in a series of overlapping offering periods, each to be of such duration (not to exceed twenty-four (24) months per offering period) as determined by the Plan Administrator prior to the commencement date of the offering period. Offering periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan, and may consist of one or more purchase periods during which payroll deductions are collected from Participants and accumulated under the Plan. The Plan Administrator will announce the date each offering period will commence and the duration of that offering period and its applicable purchase period(s) in advance of the first day of such offering period.

(d) The Participant shall be granted a separate purchase right for each offering period in which he/she participates. The purchase right shall be granted on the first day of the offering period and shall be automatically exercised on the last U.S. business day of the applicable purchase period within that offering period or any earlier day the purchase right is to be exercised hereunder.

(e) An Employee may participate in only one offering period at a time. Accordingly, an Employee who wishes to join a new offering period must withdraw from the current offering period in which he/she is participating prior to the last day of the current offering period in which the Employee participates and must also enroll in the new offering period prior to the start date of that new offering period at such time and in such manner as the Plan Administrator, in its discretion, requires. The Plan Administrator, in its discretion, may require an Employee who withdraws from one offering period to wait one full offering period or purchase period before re-enrolling in a new offering period under the Plan.

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V.	ELIGIBILITY AND PARTICIPATION

(a) Each individual who is an Employee of a Participating Company on the commencement date of any offering period under the Plan shall be eligible to participate in the Plan for that offering period. The Plan Administrator may, in its discretion, limit the Employees who are eligible to participate in the Plan to those Employees who are regularly scheduled to work more than twenty (20) hours per week or more than five (5) months per calendar year, unless prohibited by Applicable Law. Notwithstanding the foregoing, in the case of a Non-423 Offering, any Employee (or group of Employees) may be excluded from participation in the Plan or an Offering thereunder if the Plan Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.

(b) In order to participate in the Plan for a particular offering period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) no later than the day designated by the Plan Administrator in its discretion.

(c) Only Eligible Earnings may be used to participate and acquire Stock under the Plan.

(d) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Eligible Earnings of the Participant during the applicable purchase period, up to a maximum equal to the lesser of (i) 10% of the Participant’s Eligible Earnings per purchase period and (ii) 100% of the Participant’s Eligible Earnings that remain after subtracting all other amounts that are to be deducted or withheld from such Eligible Earnings per purchase period. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the offering period for which the purchase right will remain in effect, reduce such rate (but not below 1%) by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(e) or (f) below. The Plan Administrator, in its discretion, may adopt rules limiting the number of payroll deduction rate changes a Participant may make in a single offering period or purchase period.

VI.	STOCK SUBJECT TO PLAN

(a) The Stock purchasable by Participants under the Plan shall be authorized but unissued Stock. The total number of shares which may be issued under the Plan, in the aggregate, shall not exceed 721,400,000 shares (subject to adjustment under subparagraph (b) below). Such share reserve includes the 100,000,000 share increase approved by the Board on October 3, 2018 and subject to the approval of the shareholders at the 2018 Annual Meeting. For

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avoidance of doubt, up to the maximum number of shares reserved under this subparagraph (a) may be used to satisfy purchases of shares under Section 423 Offerings and any remaining portion of such maximum number of shares may be used to satisfy purchases of shares under Non-423 Offerings.

(b) In the event any change is made to the Stock purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or (II) any stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a Section VII(l) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant on any one purchase date, and (iii) the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Plan for a particular offering period shall have the right to purchase Stock with Eligible Earnings upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

(a) Purchase Price. The U.S. Dollar purchase price per share shall be at least equal to the lesser of (i) 85% of the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any relevant date shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any such exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which there does exist such quotation shall be determinative of fair market value.

(b) Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for each such purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant. However, the maximum number of shares purchasable by any Participant on any one purchase date shall not exceed 22,500 shares (subject to adjustment under Section VI(b)), and any amount not applied to the purchase of Stock on behalf of a Participant by reason of such limitation shall be refunded to that Participant.

Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

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In addition, the accrual limitations of Article VIII shall apply to all purchase rights.

(c) Payment. Unless otherwise determined by the Plan Administrator, Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions of Eligible Earnings. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(e) or (f) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d) Conversion into U.S. Dollars. For purposes of determining the number of shares purchasable on any purchase date under the Plan by a Participant whose Eligible Earnings are paid in a currency other than U.S. Dollars, the payroll deductions credited to such Participant’s book account during each purchase period shall be converted into U.S. Dollars on the purchase date for that purchase period on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.

(e) Withdrawal from Offering Period.

(i) A Participant may withdraw from an offering period by filing the prescribed notification form with the Plan Administrator (or its designate) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that offering period, and the Participant shall have the following election with respect to any payroll deductions for the applicable purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.

(ii) The Participant’s withdrawal from a particular offering period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent offering period.

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(f) Termination of Employment/Leave of Absence. Except as provided in Section VII(m) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant’s account for amounts paid following his/her cessation of Employee status or the commencement of such leave unless such amounts were earned prior to the commencement of such leave. Should the Participant return to active service (x) within three (3) months following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his/her payroll deductions under the Plan shall automatically resume upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.

For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

(g) Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(e) or (f) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period.

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(h) Proration of Purchase Rights. Should the total number of shares of Stock to be purchased pursuant to outstanding purchase rights on any particular purchase date exceed the number of shares then available for issuance under the Plan and the Sub-Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants, in the currency originally collected.

(i) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(g). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.

(j) ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including for Participants in a Section 423 Offering, policies and procedures regarding the transfer of shares from a Participant’s ESPP Broker Account before those shares have been held for the requisite period necessary to avoid a disqualifying disposition of such shares under the U.S. Federal tax laws. The Company may require a Participant to retain the shares purchased on his or her behalf in the Participant’s ESPP Broker Account until the sale of such shares.

(k) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.

(l) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole shares of Stock, subject, however, to the applicable limitations of Section VII(b).

(m) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special offering periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection

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with the disposition of all or a portion of any Participating Company or a portion of the Company, which offering periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

(n) Tax, Withholding and Other Required Deductions. At the time a Participant’s purchase right or the shares of Stock acquired pursuant to such purchase right is subject to tax or any other mandatory deduction, the Participant shall make adequate provision for all applicable tax obligations, withholding obligations or other mandatory deductions, if any, of the Participant and/or the applicable Participating Company. The applicable Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such tax obligations, withholding obligations or mandatory deductions or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Company and/or the applicable Participating Company deems appropriate. The Company and/or the applicable Participating Company shall have the right to take such other action as may be necessary in the opinion of the Company or the applicable Participating Company to satisfy such tax obligations, withholding obligations or mandatory deductions.

(o) Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares, the Company will not be required to deliver any shares of Stock issuable upon exercise of a purchase right under the Plan prior to the completion of any registration or qualification of the shares under any Applicable Law, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Plan Administrator will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section VII(o), the Plan Administrator determines that the shares will not be issued to any Participant, any payroll deductions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any Affiliate.

(p) Transfer of Employment. Unless otherwise determined by the Plan Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Participating Company will not be treated as having ceased to be an Employee for purposes of participating in the Plan or an Offering thereunder; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.

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VIII.	ACCRUAL LIMITATIONS

(a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.

(ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.

(c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

(a) The Board or the Compensation Committee of the Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights or rights under Article XII below, at the time outstanding under the Plan, unless necessary or desirable to comply with any Applicable Law and provided, further, that no such action of the Board or the Compensation Committee of the Board may, without the approval of the shareholders of the Company, increase the number of shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, permit payroll withholding in excess

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of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

X.	NON-U.S. OFFERINGS

Notwithstanding any provision to the contrary in this Plan, the Plan Administrator may adopt such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Article VI and Section XIII(a) hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Code Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Plan Administrator is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Earnings, (iii) the dates and duration of offering periods and purchase periods, (iv) any minimum or maximum amount of payroll deductions, a Participant may make in an offering period or other specified period under the applicable Sub-Plan, (v) the method of contribution to the Plan, including by means of check, wire transfer, electronic fund transfer or such other contribution method other than payroll deductions, (vi) the establishment of bank, building society or trust accounts to hold payroll deductions or other contributions to the Plan, (vii) the payment of interest, (viii) conversion of local currency, (ix) obligations to pay payroll tax, (x) withholding procedures and (xi) handling of share issuances.

XI.	CODE SECTION 409A

Rights to purchase Stock granted under the Section 423 Offering are intended to be exempt from the application of Section 409A of the Code and rights to purchase Stock granted under the Non-423 Offering are intended either to be exempt from, or in compliance with, Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Plan Administrator may, but shall not be required to, amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code or to mitigate any adverse tax consequences arising under Section 409A. Notwithstanding the foregoing, the Company makes no representation that the right to purchase Stock under the Plan is exempt from, or compliant with, Section 409A of the Code and shall have no liability to a Participant or any other party if the right to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

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XII.	DISPUTE RESOLUTION

(a) Agreement to Arbitrate. Effective on January 2, 2019, an Employee or other individual (collectively “Covered Person”) manifests his or her agreement to arbitrate, without need for signature on the Covered Person’s part, by (i) enrolling in or remaining enrolled in the Plan, (ii) asserting a claim for Stock the Covered Person could purchase or other participation rights under the terms of the Plan (“Claim for Stock”), or (iii) asserting a claim for damages measured in whole or part by the value of Stock or participation rights the Covered Person could purchase or claim under the terms of the Plan had the Covered Person been enrolled in or otherwise been entitled to Stock or participation rights under the Plan and made required payroll deductions (“Claim for Damages”). The Company manifests its agreement to arbitrate, without need for signature on its part, by sponsoring the Plan. This agreement to arbitrate will govern any claims under the Plan and takes precedence over any other agreement to arbitrate with the Company outside of the Plan.

(b) Arbitrable Claims. The Company and a Covered Person mutually consent to the resolution by arbitration of all claims or controversies (“Claims”), past, present or future. Claims include, but are not limited to, those (i) arising out of or relating to the Plan or any related documents, or seeking their enforcement or interpretation, (ii) alleging a breach, default, or misrepresentation related to any of the above, or (iii) alleging a Claim for Stock or a Claim for Damages. Claims shall be resolved under the Employment Arbitration Rules of JAMS, which are available at www.jamsadr.com (“JAMS Rules”) or from the Company at the request of any Covered Person; provided, however, that notwithstanding any provision of the JAMS Rules, a court of competent jurisdiction (and not an arbitrator) shall resolve any dispute about the formation, validity, or enforceability of any provision of this arbitration agreement. All parties waive any right to a court or jury trial on any Claim. Nothing in this arbitration agreement prevents a Covered Person from filing or recovering pursuant to a complaint, charge, or other communication with any federal, state, or local governmental or law enforcement agency.

(c) Persons Entitled to Arbitrate. This arbitration agreement applies to and may be invoked by any Covered Person, and the Company, its affiliated companies, the shareholders, owners, directors, employees or agents of any such company, and all successors and assigns of any of them.

(d) Individualized Dispute Resolution. Notwithstanding any provision of the JAMS Rules, arbitration shall occur on an individual basis only. To the maximum extent permitted by law (after application of Federal Arbitration Act preemption principles), a Covered Person and all other parties waive the right to initiate, participate in, or recover through, any class or collective action.

(e) Costs and Fees. To the maximum extent permitted by law, the arbitrator shall award the prevailing party its costs and reasonable attorney’s fees; provided, however, that the arbitrator at all times shall apply the law for the shifting of costs and fees that a court would apply to the claim(s) asserted.

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(f) Applicable Law. Notwithstanding Section XIII(d) below, the Federal Arbitration Act (“FAA”) shall govern this arbitration agreement. If for any reason the FAA does not apply, then the applicable arbitration law shall be that of the state in which a Covered Person renders or last rendered services to the Company.

(g) Severability. If any provision of this Article XII is found to be void or unenforceable, that provision shall be severed while leaving the balance of this Article XII intact.

XIII.	GENERAL PROVISIONS

(a) The Plan shall terminate upon the earlier of (i) January 3, 2030 or (ii) the date on which all shares available for issuance under the Plan and any Sub-Plan shall have been sold pursuant to purchase rights exercised under the Plan and any Sub-Plan, except for the dispute resolution provisions in Article XII above, which shall survive and continue after the termination of the Plan.

(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

(c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(d) Except as provided by Section XII(f) above, the provisions of the Plan shall be governed by the laws of the State of California, without resort to that State’s conflicts-of-laws rules.

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CISCO SYSTEMS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E51858-P14024 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CISCO SYSTEMS, INC. The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4: 1. Election of Directors Nominees: For Against Abstain 1a. M. Michele Burns 1b. Michael D. Capellas 1c. Mark Garrett 1d. Dr. Kristina M. Johnson 1e. Roderick C. McGeary 1f. Charles H. Robbins 1g. Arun Sarin 1h. Brenton L. Saunders 1i. Steven M. West For Against Abstain 2. Approval of amendment and restatement of the Employee Stock Purchase Plan. 3. Approval, on an advisory basis, of executive compensation. 4. Ratification of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting form for fiscal 2019. The Board of Directors recommends you vote AGAINST Proposals 5 and 6 submitted by shareholders: 5. Approval to have Cisco’s Board adopt a policy to have an independent Board chairman. 6. Approval to have Cisco’s Board adopt a proposal relating to executive compensation metrics. To act upon such other matters as may properly come before the annual meeting or any adjournment or postponement thereof. Please indicate if you plan to attend this meeting. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E51859-P14024 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned revokes all previous proxies, acknowledges receipt of the notice of the shareholders’ annual meeting to be held December 12, 2018 and the proxy statement, and appoints Charles H. Robbins and Evan Sloves or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Cisco Systems, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of Cisco to be held on December 12, 2018 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NINE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSALS 5 AND 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side